NOTICE OF ANNUAL AND SPECIAL MEETING

AND

INFORMATION CIRCULAR

WITH RESPECT TO THE

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2013

AT THE CALGARY PETROLEUM CLUB

IN THE VIKING ROOM,

319 – 5TH AVENUE S.W., CALGARY, ALBERTA T2P 0L5

INFORMATION CIRCULAR DATED APRIL 26, 2013

PALLISER OIL & GAS CORPORATION
600, 840 – 6th Avenue S.W.
Calgary, AB T2P 3E5

NOTICE OF THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 23, 2012

TO THE HOLDERS OF COMMON SHARES

Notice is hereby given that the Annual and Special Meeting (the "Meeting") of the holders ("Shareholders") of common shares ("Common Shares") of Palliser Oil & Gas Corporation (the "Corporation" or "Palliser") will be held in the Viking Room at the Calgary Petroleum Club at 319 – 5th Avenue S.W., Calgary, Alberta T2P 0L5 at 3:00 p.m. (Calgary time), on Thursday, May 23, 2013, for the following purposes:

(a)	to receive and consider the financial statements of the Corporation for the fiscal year ended December 31, 2012 and the Auditors' Report thereon;

(b)	to fix the number of directors of the Corporation to be elected at the Meeting at six (6);

(c)	to elect the directors of the Corporation for the ensuing year;

(d)	to appoint KPMG LLP as auditors of the Corporation and to authorize the directors to fix their remuneration;

(e)

to consider, and if deemed advisable, to pass an ordinary resolution ratifying the Corporation's stock option plan, all as more particularly described in the accompanying management proxy circular dated April 26, 2013 (the "Information Circular");

(f)	to consider, and if deemed advisable, to pass an ordinary resolution ratifying the Corporation's share unit plan, all as more particularly described in the accompanying Information Circular;

(g)	to consider and if deemed advisable, to pass an ordinary resolution approving the Corporation's shareholder rights plan, all as more particular described in the accompanying Information Circular; and

(h)	to transact such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The nature of the business to be transacted at the Meeting is described in further detail in the accompanying Information Circular.

The record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting is April 23, 2013. Shareholders whose names have been entered in the register of Shareholders at the close of business on that date will be entitled to receive notice of and to vote, provided that, to the extent a Shareholder transfers the ownership of any of such Shareholder's shares after such date and the transferee of those shares establishes that the transferee owns the Common Shares and requests, not later than ten (10) days before the Meeting, to be included in the list of Shareholders eligible to vote at the Meeting, such transferee will be entitled to vote those Common Shares at the Meeting.

A Shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with the Secretary of the Corporation, c/o Olympia Trust Company, Suite 2300, 125 – 9th Avenue SE, Calgary, Alberta T2G 0P6 (Fax: (403) 265-1455), not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time set for the Meeting or any adjournment thereof.

The instrument appointing a proxy shall be in writing and shall be executed by the Shareholder or the Shareholder's attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. Each Shareholder has the right to appoint a proxyholder other than such persons, who need not be a Shareholder, to attend and to act for such Shareholder and on such Shareholder's behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the Shareholder's appointee should be legibly printed in the blank space provided.

In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by a Shareholder should be delivered by facsimile to the Secretary of the Corporation c/o Olympia Trust Company at (403) 265-1455.

DATED at Calgary, Alberta this 26th day of April, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) "Daryl S. Fridhandler, Q.C."
Chairman

PALLISER OIL & GAS CORPORATION

MANAGEMENT PROXY CIRCULAR
for the Annual and Special Meeting of Shareholders to be held on Thursday, May 23, 2013

This Management Proxy Circular ("Information Circular") is furnished in connection with the solicitation of proxies by the management of the Palliser Oil & Gas Corporation ("Palliser" or the "Corporation") for use at the Annual and Special Meeting (the "Meeting") of the holders ("Shareholders") of common shares ("Common Shares") of the Corporation, to be held in the Viking Room at the Calgary Petroleum Club at 319 – 5th Avenue S.W., Calgary, Alberta T2P 0L5 at 3:00 p.m. (Calgary time) on Thursday, May 23, 2013, for the purposes set forth in the accompanying Notice of Meeting.

Unless otherwise stated, the information contained in this Information Circular is given as at April 26, 2013. All dollar amounts in the Information Circular, unless otherwise indicated, are stated in Canadian currency.

No person has been authorized by the Corporation to give any information or make any representations in connection with the matters herein described other than those contained in this Information Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by the Corporation.

GENERAL PROXY INFORMATION

General Meeting Requirements

The Board of Directors of the Corporation (the "Board" or the "Board of Directors") has fixed the record date for the Meeting at the close of business on April 23, 2013 (the "Record Date"). The Corporation will prepare, as of the Record Date, a list of Shareholders entitled to receive the Notice of Meeting and showing the number of Common Shares held by each such Shareholder ("Shareholder"). A Shareholder named in the list is entitled to vote the Common Shares shown opposite such Shareholder's name at the Meeting except to the extent that such Shareholder transfers ownership of the Common Shares after the Record Date, in which case the transferee shall be entitled to vote such Common Shares upon establishing ownership and requesting, not later than ten (10) days before the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting.

Solicitation of Proxies

This Information Circular is furnished in connection with the solicitation of proxies by the management of the Corporation for use at the Meeting, and at any adjournment thereof, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by directors, officers, employees or agents of the Corporation at nominal cost. All costs of solicitation will be borne by the Corporation.

Registered Shareholders

Registered Shareholders who are unable to be present at the Meeting may vote through the use of proxies. If you are a registered Shareholder you should convey your voting instructions by use of the paper Proxy Form to be returned by mail, fax or delivery. By conveying your voting instructions, you can participate in the Meeting through the person named in the Proxy Form. Please indicate your vote on each item of business and your vote will be cast accordingly. If you do not indicate a preference, the Common Shares represented by the enclosed Proxy Form, if executed in favour of, or instructions are given for, the appointment of the Management nominees named in the Proxy Form, will be voted in favour of all the matters identified in the Notice of Meeting.

Appointment of Proxies

The persons named as proxy holders in the accompanying form of proxy are directors and/or officers of the Corporation and were designated by the management of the Corporation. A registered Shareholder wishing to appoint some other person (who need not be a Shareholder) to represent him or her at the Meeting has the right to do so, either by striking out the names of those persons named in the accompanying form of proxy and inserting the desired person's name in the blank space provided in the form of proxy or by completing another form of proxy. A proxy will not be valid unless a properly completed proxy form is received by the Secretary of the Corporation, c/o Olympia Trust Company, Suite 2300, 125 – 9th Avenue S.E., Calgary, Alberta T2G 0P6 (Fax: (403) 265-1455), at least forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or adjournment thereof.

Revocation of Proxies

A registered Shareholder who has given a proxy may revoke it by an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing or, where the Shareholder is a corporation, by a duly authorized officer or attorney of that corporation, and delivered to the Secretary of the Corporation, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting, or in any other manner permitted by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

Advice to Beneficial Shareholders

The information set forth in this section is of significant importance to you if you do not hold your Common Shares in your own name. Shareholders who do not hold their Common Shares in their own name (referred to in this Information Circular as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder's name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co., the registration name for CDS Clearing and Depository Securities Inc. which acts as nominee from many Canadian brokerage firms. Common Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting your Common Shares.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of Shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which you should carefully follow in order to ensure that your Common Shares are voted at the Meeting. Often, the form of proxy supplied by your broker is identical to the form of proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholders how to vote on your behalf.

The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. or another intermediary. If you receive a voting instruction form from Broadridge Financial Solutions, Inc. or another intermediary it cannot be used as a proxy to vote Common Shares directly at the Meeting as the proxy must be returned (or otherwise reported as provided in the voting instruction form) as described in the voting instruction form well in advance of the Meeting in order to have the Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your broker (or agent of the broker), you may attend the Meeting as proxyholder for the registered Shareholder and vote Common Shares in that capacity. If you wish to attend the Meeting and indirectly vote your Common Shares as proxyholder for the registered Shareholder, you should enter your own name in the blank space on the form of proxy provided to you and return it to your broker (or the broker's agent who provided it to you) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

All references to Shareholders in this Information Circular and the accompanying form of proxy and Notice of Meeting are to Shareholders registered as of the Record Date on the Corporation's Shareholder list maintained by the Corporation's Secretary unless specifically stated otherwise.

Voting of Proxies

All Common Shares represented by properly executed and deposited proxies will be voted in accordance with the instructions contained therein. If no choice is specified with respect to any matters referred to herein, the persons designated in the enclosed form of proxy intend on a ballot to vote such Common Shares FOR all of the resolutions described herein.

The accompanying form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations to matters referred to herein and with respect to other matters which may properly come before the Meeting. In the event amendments or variations to matters referred to herein are properly brought before the Meeting, or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Information Circular, the Board and management of the Corporation know of no such amendment, variation or other matter which may be presented at the Meeting.

VOTING SECURITIES, QUORUM AND PRINCIPAL HOLDERS

Shareholders are entitled to one vote for each Common Share held. The number of Common Shares outstanding as of the date hereof is 63,915,979. Only Shareholders of record on the Record Date, who either personally attend the Meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described herein will be entitled to vote or to have their Common Shares voted at the Meeting.

The presence in person or by proxy of at least two persons entitled to vote and representing in the aggregate not less than 5% of the outstanding Common Shares is necessary to convene the Meeting. Each resolution that will be placed before the Meeting will be an ordinary resolution requiring for its approval a simple majority of the votes cast in respect of the resolution.

To the best of the Corporation's knowledge and based on existing information, as at the date hereof, there are no persons who own, of record or beneficially, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares.

MATTERS TO BE ACTED UPON AT THE MEETING

Presentation of Financial Statements

At the Meeting, Shareholders will receive and consider the financial statements of the Corporation for the fiscal year ended December 31, 2012 and the Auditors' Report on such statements.

Fixing the Number of Directors

At the Meeting, holders of Common Shares will be asked to fix the number of directors to be elected at the Meeting at six (6). Accordingly, unless otherwise directed, it is the intention of management to vote proxies in the accompanying form in favour of fixing the number of directors to be elected at the Meeting at six (6).

Election of Directors

The directors of the Corporation are elected annually and hold office until the next annual meeting of Shareholders or until their successors are appointed. Unless authority to do so is withheld, the persons designated in the accompanying form of proxy intend to vote for the nominees of management listed below. Management does not contemplate that any of the nominees will be unable or unwilling to serve as a director but if, for any reason, any of them is unable or unwilling to serve, it is intended that the proxies given pursuant to this solicitation will be voted for a substitute nominee or nominees selected by management, unless authority to vote the proxies in the election of directors is withheld.

Voting for the election of directors will be conducted on an individual, and not slate, basis. Management of Palliser recommends that shareholders vote FOR the election of each of these nominees. The persons named in the accompanying form of proxy intend to vote FOR the election of each of these nominees unless the Shareholder specifies authority to do so is withheld.

The persons named in the following table are management's nominees to the Board.

The following information relating to the nominees as directors is based partly on our records and partly on information received by us from the nominees, and sets forth the names and municipality of residence of the persons either nominated for or presently holding office as directors, the number of Common Shares beneficially owned, directly or indirectly, or over which each exercises control and direction, the period served as director and the principal occupation during the last five years of each nominee:

Number of
Name and Municipality of	Common
Residence	Shares(4)	Director Since	Principal Occupation

Kevin J. Gibson, P.Geol., ICD Calgary, AB, Canada	1,012,670(4)	March 24, 2008	Chief Executive Officer, employed with the Corporation since March, 2008; prior thereto President and Chief Executive Officer Innova Exploration Ltd. (TSX listed).

Daryl S. Fridhandler, Q.C., ICD.D(1)(2)(3) Calgary, AB, Canada	1,287,804(4)	November 2, 2005	Partner in the Calgary law firm of Burnet, Duckworth & Palmer LLP.

Kenneth H. Crowther, P.Eng.(1)(2) Medicine Hat, AB, Canada	191,000(4)	May 8, 2008	Businessman since June, 2007; prior thereto, President of Sproule Associates Limited, Oil and Gas Consultants.

Name and Municipality of Residence	Number of Common Shares(4)	Director Since	Principal Occupation

Stephen C. Hayden, LLB, MBA(1)(3) Calgary, AB, Canada	301,000(4)	July 14, 2008

Founder and Managing Director of Ivy Capital Partners, a merchant bank based in Calgary since 2008. Director of Hayden Capital Corp., a private investment firm since 2006; prior thereto Director, Investment Banking, Canaccord Capital Corp. from 2004; prior thereto, a securities lawyer with Burnet, Duckworth & Palmer LLP.

Allan B. Carswell Calgary, AB, Canada	1,156,728(4)	May 12, 2011	President and Chief Operating Officer, employed with the Corporation, since April, 2006.

Jeffrey C. Saponja(2)(3) Calgary, AB, Canada	109,500(4)	May 12, 2011	President and Chief Executive Officer of TriAxon Oil Corp. since May, 2010; prior thereto, President and Chief Executive Officer of TriAxon Resources Ltd.

Notes:

(1)	Member of the Corporation's Audit Committee.

(2)	Member of the Corporation's Reserves Committee.

(3)	Member of the Corporation's Compensation Committee.

(4)	Includes Common Shares held by spouses, family trusts and related corporations of the respective directors over which they may exercise direction or control.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as noted below, no proposed director of the Corporation has, within the last ten years prior to the date of this document, been a director or executive officer of any company (including the Corporation) that, while such person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than thirty (30) consecutive days; or (ii) was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than thirty (30) consecutive days; or (iii) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets.

Mr. Fridhandler is a director and officer of Georox Resources Inc. (formerly Oromonte Resources Inc.) ("Georox") which voluntarily sought and obtained a management cease trade order as described in an Georox press release dated April 30, 2008 (the "MCTO") as Georox was not in a position to file its annual financial statements for the year ended December 31, 2007 on a timely basis. The MCTO prevented Georox's insiders from trading its shares while Georox remained in filing default, but enabled all other investors to continue trading Georox's shares. The MCTO was obtained due in part to the Government of Ecuador's determination shortly before finalization of financial statements to terminate unspecified mining claims and the uncertainty of the implication of such action on Georox's properties and financial statements and in part due to GAAP reconciliation issues with Georox's accounting firms in Ecuador. The MCTO terminated on June 13, 2008.

No proposed director of the Corporation has, within the ten (10) years before the date of this document, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold its assets.

No director, officer or promoter of the Corporation, within the last ten (10) years has been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer or theft or fraud.

Conflicts of Interest

The directors and officers of the Corporation may, from time to time, be involved with the business and operations of other oil and gas issuers, in which case a conflict of interest may arise between their duties as offices and directors of the Corporation and as officers and directors of such other companies. Such conflicts must be disclosed in accordance with, and are subject to such procedures and remedies, as applicable, under the Business Corporations Act (Alberta).

Appointment of Auditors

Unless otherwise directed, it is management's intention to vote the proxies in favour of an ordinary resolution to appoint the firm of KPMG LLP, Chartered Accountants, to serve as auditors of the Corporation until the next annual meeting of Shareholders and to authorize the directors to fix their remuneration as such. KPMG LLP was first appointed auditors of the Corporation on September 4, 2008. The Board of Directors reviews the annual audit fees and considers the issue of auditor independence in the context of all services provided to the Corporation.

Approval of Option Plan

Shareholders will be asked at the Meeting to consider and, if thought advisable, to ratify and approve the existing 10% "rolling" stock option plan (the "Option Plan") with minor amendments (the "Option Plan Resolution").

The Option Plan was last approved by the Shareholders of the Corporation on May 29, 2012.

The Corporation currently has 4,864,500 outstanding options to purchase Common Shares ("Options"), at an average exercise price of $1.02 per Common Share.

Pursuant to TSX Venture Exchange Policy 4.4 (the "Option Policy") a Corporation is permitted to maintain a "rolling" stock option plan reserving a maximum of 10% of the issued and outstanding Common Shares for issuance pursuant to stock options. In accordance with the Option Policy, rolling option plans must receive Shareholder approval yearly at the Corporation's annual meeting.

The Option Plan provides for the granting of Options to "service providers" of the Corporation, which includes directors, officers, employees and consultants of the Corporation (as permitted by applicable law). The Option Plan is administered by the compensation committee of the Board (the "Compensation Committee"). Options may be granted at the discretion of the Compensation Committee, in such number that may be determined at the time of grant, subject to the limits set out in the Option Plan. The number of Common Shares issuable upon exercise of the Options granted under the Option Plan is not more than 10% of the number of Common Shares that are issued and outstanding at the time of grant.

The exercise price of Options granted under the Option Plan will be fixed by the Compensation Committee, provided that such exercise price must not be less than the market price, being the daily weighted average trading price of the Common Shares on the TSX Venture Exchange (or such other stock exchange as the Common Shares my then be listed) for the five (5) trading days prior to the date of grant of Options, but in any event while the Common Shares are listed on the TSX Venture Exchange, the exercise price of any Option may be no less than the Discounted Market Price (as such term is defined in TSX Venture Exchange Policy 1.1) .

Options may be exercised by a holder for the cash exercise price or on a "cashless" basis; for such an exercise, the amount payable to the relevant holder is calculated by taking the market price less the exercise price of the Options, divided by the market price, on a per Option basis.

The foregoing summary is subject to the specific provisions of the Option Plan, which is attached as Appendix "A" to this Information Circular.

Accordingly, at the Meeting, Shareholders will be asked to consider and, if thought fit, approve an ordinary resolution in the following form:

"BE IT RESOLVED as an ordinary resolution of the shareholders of Palliser Oil & Gas Corporation (the "Corporation") that:

1.           the stock option plan (the "Option Plan") of the Corporation, on the terms described in the accompanying management proxy circular of the Corporation and in the form attached as Appendix "A" to the management proxy circular of the Corporation dated April 26, 2013, be and the same is hereby ratified, confirmed and approved; and

2.           any one director or officer of the Corporation be and is hereby authorized and directed to do all things and to execute and deliver all documents and instruments as may be necessary or desirable to carry out the terms of this resolution."

Unless a Shareholder indicates otherwise, the voting rights attached to the Common Shares represented by the proxy given to our management will be voted IN FAVOUR of the Option Plan Resolution.

Approval of Share Unit Plan

As part of a review of the Corporation's executive compensation plan, the Board of Directors adopted the Share Unit Plan (the "Share Unit Plan"). Only disinterested Shareholders, being those who are not employees, officers or their associates, will be asked at the Meeting to consider, and if thought advisable, approve the Share Unit Plan by an ordinary resolution in accordance with the requirements of the TSX Venture Exchange.

The Share Unit Plan authorizes the Corporation's Compensation Committee to grant awards ("Unit Awards") to Employees (defined as "executive officers" in the Share Unit Plan) of the Corporation with such Unit Awards to be settled in the form of Common Shares of the Corporation or, at the option of the Corporation, cash equal to the Market Value (as defined in the Share Unit Plan) of the Common Shares.

The principal purposes of the Share Unit Plan are to retain and attract qualified executive officers, to promote a proprietary interest in the Corporation by such persons, to encourage such persons to remain in the employ of Palliser and put forth maximum efforts for the success of the business of Palliser, and to focus management of Palliser on operating and financial performance and long-term Shareholder returns.

Each Unit Award will vest in accordance with applicable performance vesting conditions, and the holder will be entitled to exercise such Award so as to be issued the number of Common Shares pursuant to such vesting and exercise conditions designated in the Unit Award. For this purpose, Unit Vesting conditions mean any performance-related conditions in respect of vesting, which may include performance of the Corporation, Shareholder return or otherwise and vesting may be graduated by percentages of a Unit Award.

Pursuant to the Share Unit Plan, the Palliser Board may in its sole and absolute discretion impose additional or different vesting conditions to the Unit Awards.

The Share Unit Plan provides that the maximum expiry date for a Unit Award grant shall not exceed three years from the end of the calendar year in which the grant was made, subject to extension in the event of a blackout period imposed upon a grantee, in which case such expiry date shall be extended to the date which is ten business days from the date that the blackout period ends. For this purpose, a blackout period is a period of time imposed by the Board pursuant to policies on certain designated persons during which those persons may not trade in any securities of the Corporation.

The Share Unit Plan provides that the maximum number of Common Shares that are reserved for issuance from time to time pursuant to Unit Awards together with the Option Plan and any other compensation arrangement of the Corporation that provides for the issuance of Common Shares from treasury shall not exceed ten percent (10%) of the issued and outstanding Common Shares. The aggregate number of Common Shares issuable to any single Employee pursuant to outstanding Unit Awards shall not exceed 5% of the issued and outstanding Common Shares, calculated on an undiluted basis. In addition, the number of Common Shares issuable to insiders at any time, under all security based compensation arrangements of Palliser, shall not exceed 10% of the issued and outstanding Common Shares and the number of Common Shares issued to insiders, within any one year period, under all security based compensation arrangements of the Corporation, shall not exceed 10% of the issued and outstanding Common Shares.

In the event of a Change of Control (as defined in the Share Unit Plan), all outstanding Unit Awards then held by the Employee immediately vest in full on the basis of a 100% earning and expire on the earlier of their Expiry Date or immediately prior to the date of Change of Control.

Pursuant to the Share Unit Plan, unless otherwise determined by the Board or unless otherwise provided in a Unit Award agreement pertaining to a particular grant or any written employment agreement, if a grantee ceases to be an Employee as a result of termination for cause or voluntary resignation (excluding retirement), effective as of the earlier of the Expiry Date applicable to the Unit Award and the date that is 60 days after the Cessation Date (as defined in the Share Unit Plan) all outstanding Unit Award agreements under which Unit Awards have been made to such grantee shall terminate, all rights to receive further Common Shares thereunder shall be forfeited by the grantee and no right shall exist to exercise Unit Awards that have not vested prior to the Cessation Date.

If a grantee ceases to be an Employee as a result of retiring in accordance with the policies of the Corporation, if any, effective as of the earlier of the Expiry Date and the date that is 60 days after the Cessation Date, one-half (1/2) of any unvested Unit Awards then held by the grantee shall forthwith vest and may be exercised by the grantee before or on the earlier of the Expiry Date or 90 days from the Cessation Date.

If a grantee ceases to be an Employee as a result of such grantee's death or disability, effective as of the earlier of the Expiry Date and the date that is six months after the Cessation Date, all outstanding Unit Award agreements under which Unit Awards have been made to such grantee shall terminate and all rights to receive Common Shares thereunder shall be forfeited by the grantee.

Except in the case of death or disability, the right to receive Common Shares pursuant to a Unit Award granted to an Employee may only be exercised by the Employee personally. No assignment, sale, transfer, pledge or charge of a Unit Award, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Unit Award whatsoever in any assignee or transferee and. immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such Unit Award shall terminate and be of no further force or effect.

Palliser has the right to amend from time to time the terms and conditions of the Share Unit Plan or any Unit Awards granted under it, or terminate the Share Unit Plan, by resolution of the Palliser Board without Shareholder approval. However, the Share Unit Plan or any Unit Award granted under it, may not be amended without disinterested Shareholder approval to (a) increase the number of Common Shares under the Share Unit Plan issuable on exercise of Unit Awards, (b) extend the expiry date of any outstanding Unit Award held by Insiders, (c) permit a grantee to transfer or assign Unit Awards other than as permitted under the Share Unit Plan, (d) increase the number of Common Shares that may be issued to insiders above the restrictions set forth in the Plan, (e) extend the maximum expiry date under the Share Unit Plan beyond five years except in the case of the Expiry Date occurring during a black-out, or (f) amend the amendment provisions of the Share Unit Plan to delete any of the foregoing matters requiring disinterested Shareholder approval. No amendment of the Plan or Unit Awards granted pursuant to the Share Unit Plan may be made without the consent of the grantee, if it adversely alters or impairs the rights of the grantee in respect of any Unit Award previously granted to such grantee under the Share Unit Plan.

At the Meeting, disinterested Shareholders will be asked to consider and, if deemed advisable, to approve the following ordinary resolution (the "Share Unit Plan Resolution"):

"BE IT RESOLVED, as an ordinary resolution of the disinterested Shareholders of Palliser Oil & Gas Corporation, (the "Corporation") that:

1.	the Share Unit Plan, attached as Appendix "B" to the Corporation's Information Circular dated April 26, 2013, be and is hereby approved; and

2.

any officer or Director of the Corporation be and is hereby authorized and directed to execute, deliver and file all such documents and other instruments and to otherwise do and perform all such acts and things as are personally determined to be necessary or desirable for the implementation of this resolution."

A copy of the Share Unit Plan is attached as Appendix "B" to this Information Circular.

Unless a Shareholder indicates otherwise, the voting rights attached to Common Shares represented by the proxy given to our management will be voted IN FAVOUR of the Share Unit Plan Resolution.

Approval of Shareholder Rights Plan

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to approve the adoption of a shareholder rights plan (the "Rights Plan"). If approved, the Rights Plan will be implemented pursuant to the terms of a Shareholder Rights Plan Agreement entered into between Palliser and Olympia Trust Company, as rights agent (the "Rights Agent") on April 26, 2013, a copy of which is available on the Corporation's SEDAR profile at www.sedar.com.

Objectives of the Rights Plan

The fundamental objectives of the Rights Plan are to provide adequate time for the Board and Shareholders to assess an unsolicited take-over bid for Palliser, to provide the Board with sufficient time to explore and develop alternatives for maximizing Shareholder value if a take-over bid is made, and to provide Shareholders with an equal opportunity to participate in a take-over bid.

The Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a "Permitted Bid" (described below), which generally requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or to proceed with the concurrence of the Board. If a take-over bid fails to meet the minimum standards of a Permitted Bid and the Rights Plan is not waived by the Board, the Rights Plan provides that holders of Common Shares, other than the acquiror, will be able to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring Common Shares to substantial dilution of its holdings.

Currently, the Board is not aware of any pending, threatened or proposed take-over bid for Palliser.

In adopting the Rights Plan, the Board considered the existing legislative framework governing take-over bids in Canada. The Board believes, in the context of current circumstances of the Corporation, such legislation currently does not provide sufficient time to permit Shareholders to consider a take-over bid and make a reasoned and unhurried decision with respect to a take-over bid or give the Board sufficient time to develop alternatives for maximizing Shareholder value. While existing securities legislation has addressed many concerns related to unequal treatment of securityholders, there remains the possibility that control of an issuer may be acquired pursuant to private agreements in which a small group of securityholders disposes of securities at a premium to market price, which premium is not shared with the other securityholders.

It is not the intention of the Board in recommending the approval of the Rights Plan to either secure the continuance of the Board or management of Palliser or to preclude a take-over bid for control of Palliser. The Rights Plan provides that Shareholders could tender to take-over bids as long as they meet the Permitted Bid criteria. Furthermore, even in the context of a take-over bid that does not meet the Permitted Bid criteria, the Board is always bound by its fiduciary duty to consider any take-over bid for Palliser and consider whether or not they should waive the application of the Rights Plan in respect of such bid. In discharging such responsibility, the Board will be obligated to act honestly and in good faith and in the best interests of Palliser and its stakeholders.

A number of decisions rendered by the Canadian securities regulators relating to Rights Plans have concluded that a board faced with an unsolicited take-over bid will not generally be permitted to maintain a Rights Plan indefinitely to prevent the successful completion of the bid, but only for so long as the board is actively seeking alternatives to the bid and there is a reasonable possibility that, given additional time, a value maximizing alternative will be developed. The Rights Plan does not preclude any Shareholder from utilizing the proxy rules to promote a change in the management or direction of Palliser, and will have no effect on the rights of holders of Common Shares to requisition a meeting of Shareholders in accordance with applicable rules.

In recent years, unsolicited bids have been made for a number of Canadian public companies, many of which had a rights plan. The Board believes this demonstrates that the existence of a Rights Plan does not prevent the making of an unsolicited bid. Further, in a number of these cases, a change of control ultimately occurred at a price in excess of the original bid price. There can be no assurance, however, that the Rights Plan would serve to bring about a similar result.

The Rights Plan is not expected to interfere with the day-to-day operations of Palliser. The continuation of the existing outstanding Rights under the Rights Plan implemented April 26, 2013 and the issuance of additional Rights in the future in connection with any issuance by Palliser of Common Shares from treasury will not in any way alter the financial condition of Palliser, impede its business plans, or alter its financial statements. In addition, the Rights Plan is initially not dilutive. However, if a "Flip-in Event" (described below) occurs and the Rights separate from the Common Shares as described below, reported earnings per Common Share and reported cash flow per Common Share on a fully-diluted or non-diluted basis may be affected. In addition, holders of Rights not exercising their Rights after a Flip-in Event may suffer substantial dilution.

Summary of the Rights Plan

The following is a summary of the principal terms of the Rights Plan, which summary is qualified by and is subject to the full terms and conditions of the Rights Plan. A copy of the Rights Plan is available on Palliser's SEDAR profile at www.sedar.com. Except as otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Rights Plan.

Issue of Rights

Effective as of the effective date of the Rights Plan (April 26, 2013), one right ("Right") was issued and attached to each outstanding Common Share of Palliser or any other securities or voting interests of Palliser entitled to vote generally in the election of Board (collectively, "Voting Securities"). One Right will also be issued and attached to each Voting Security issued thereafter, subject to the limitations set forth in the Rights Plan.

Acquiring Person

An "Acquiring Person" is a person that beneficially owns 20% or more of the outstanding Voting Securities. An Acquiring Person does not, however, include Palliser or any Subsidiary of Palliser, or any person that becomes the Beneficial Shareholder holding 20% or more of the Voting Securities as a result of certain exempt transactions. These exempt transactions include where any person becomes the Beneficial Shareholder holding 20% or more of the Voting Securities as a result of, among other things: (i) specified acquisitions of securities of Palliser (including acquisitions upon the exercise, conversion or exchange of securities convertible, exercisable or exchangeable into Voting Securities); (ii) acquisitions pursuant to a Permitted Bid; (iii) specified distributions of securities of Palliser; (iv) certain other specified exempt acquisitions; and (v) transactions to which the application of the Rights Plan has been waived by the Board.

Rights Exercise Privilege

The Rights will separate from the Voting Securities to which they are attached and will become exercisable at the close of business (the "Separation Time") on the tenth Trading Day (as defined in the Rights Plan) after the earliest of: (i) the first date of public announcement that a person and/or others associated, affiliated or otherwise connected to such person, or acting in concert with such person, have become an Acquiring Person; (ii) the date of commencement of, or first public announcement of the intent of any person to commence, a take-over bid, other than a Permitted Bid or a competing Permitted Bid; or (iii) such later date as the Board may determine in good faith. Subject to adjustment as provided in the Rights Plan, each Right will entitle the holder to purchase one Common Share for an exercise price (the "Exercise Price") equal to $50.

A transaction in which a person becomes an Acquiring Person is referred to as a "Flip-in Event". Any Rights held by an Acquiring Person on or after the earlier of the Separation Time or the first date of public announcement by Palliser or an Acquiring Person that an Acquiring Person has become such, will become void upon the occurrence of a Flip-in Event. After the close of business on the tenth business day after the first public announcement of the occurrence of a Flip-in Event, the Rights (other than those held by the Acquiring Person) will entitle the holder to purchase, for the Exercise Price, that number of Voting Securities having an aggregate market price (based on the prevailing market price at the time of the consummation or occurrence of the Flip-in Event) equal to twice the Exercise Price.

Impact Once Rights Plan is Triggered

Upon a Flip-in Event occurring and the Rights separating from the attached Voting Securities, reported earnings per Voting Security on a fully diluted or non-diluted basis may be affected. Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

By permitting holders of Rights other than an Acquiring Person to acquire Voting Securities at a discount to prevailing market price, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the Voting Securities of Palliser other than by way of a Permitted Bid or other than in circumstances where the Rights are redeemed or the Board waives the application of the Rights Plan.

Certificates and Transferability

Before the Separation Time, certificates for Voting Securities will also evidence one Right for each Voting Security represented by such certificate. Certificates issued on or after the effective date of the Rights Plan will bear a legend to this effect. Rights are also attached to Voting Securities outstanding on the effective date of the Rights Plan, although certificates issued before such date will not bear such a legend.

Prior to the Separation Time, Rights will not be transferable separately from the attached Voting Securities. From and after the Separation Time, the Rights will be evidenced by Rights certificates, which will be transferable and traded separately from the Voting Securities.

Until such time as the Board otherwise determines, the Rights issued to Shareholders will be made through the book-entry system representing the number of Rights so issued. Holders of Voting Securities or associated Rights represented by the book-entry system will not be entitled to a certificate or other instrument from Palliser, the transfer agent or the Rights Agent to evidence the ownerships thereof. New Voting Securities issued as a result of the exercise of any Right will also be represented through the book-entry system in all circumstances.

Permitted Bids

The Rights Plan is not triggered if an offer to acquire Voting Securities would allow sufficient time for the Shareholders to consider and react to the offer.

A "Permitted Bid" is a take-over bid where the bid is made by way of a take-over bid circular and: (i) is made to all holders of Voting Securities, other than the offeror, for all of the Voting Securities held by those holders; and (ii) the bid must not permit Voting Securities tendered pursuant to the bid to be taken up until not less than 60 days following the bid and only if, at such time, more than 50% of the Voting Securities held by Shareholders other than the bidder, its affiliates and Persons acting jointly or in concert with the bidder (the "Independent Shareholders") have been tendered pursuant to the take-over bid and not withdrawn.

A Permitted Bid is not required to be approved by the Board and such bids may be made directly to Shareholders. Acquisitions of Voting Securities made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event.

Waiver and Redemption

The Board may, before the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event that would occur as a result of a take-over bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Securities. In such event, the Board shall be deemed to also have waived the application of the Rights Plan to any other Flip-in Event occurring as a result of any other takeover bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Securities prior to the expiry of any take-over bid for which the Rights Plan has been waived or deemed to have been waived.

The Board may also waive the application of the Rights Plan to an inadvertent Flip-in Event, on the condition that the person who became an Acquiring Person in the Flip-in Event reduces its Beneficial Ownership of Voting Securities such that it is not an Acquiring Person within 10 days of the determination of the Board (or any earlier or later time specified by the Board).

In addition, the Board may waive the application of the Rights Plan to a Flip-in Event prior to the close of business on the tenth Trading Day following the acquisition of Voting Securities (or such later business day as they may from time to time determine), provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Securities, or has entered into a contractual arrangement with Palliser to do so within ten (10) days of the date on which such contractual arrangement is entered into or such other date as the Board may have determined, such that at the time the waiver becomes effective such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, such Flip-in Event shall be deemed not to have occurred.

Subject to the provisions of the Rights Plan, the Board may elect, at any time before the Separation Time, to redeem all but not less than all of the then outstanding Rights at $0.000001 per Right. In the event that a person acquires Voting Securities pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to a transaction for which the Board has waived the application of the Rights Plan, then the Board shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the redemption price.

Supplement and Amendments

Before the confirmation of the Rights Plan by Shareholders, Palliser may, without the approval of holders of Voting Securities or Rights, amend, supplement, vary, delete, resend or restate the Rights Plan in order to make any changes that the Board, acting in good faith, may deem necessary or desirable.

Following Shareholder confirmation of the Rights Plan, Palliser may, without the approval of the holders of Voting Securities or Rights, make amendments: (i) to correct clerical or typographical errors; and (ii) to maintain the validity and effectiveness of the Rights Plan as a result of any change in applicable legislation, regulations or rules thereunder. Any amendment referred to in (ii) must, if made before the Separation Time, be submitted for approval to the holders of Voting Securities at the next meeting of Shareholders and, if made after the Separation Time, must be submitted to the holders of Rights for approval.

Following Shareholder confirmation of the Rights Plan but before the Separation Date, Palliser may, amend, vary or rescind any of the provisions of the Rights Plan or the Rights, whether or not such action would materially adversely affect the interests of the holders of Rights generally.

Following Shareholder confirmation of the Rights Plan and after the Separation Date, Palliser may, with prior consent of the holders of Rights received at the meeting called and held for such purpose, amend, vary or rescind any of the provisions of the Rights Plan or the Rights, whether or not such action would materially adversely affect the interests of the holders of Rights generally.

Confirmation

The Rights Plan must be confirmed by Shareholders who vote in respect of such confirmation at the Meeting. Thereafter, the Rights Plan must be reconfirmed at every third annual meeting of shareholders of Palliser. If the Rights Plan is not approved at such meeting of Shareholders, the Rights Plan and all outstanding Rights will terminate and be void and of no further force and effect.

Voting Requirements

The TSXV requires that Shareholder approval of the Rights Plan be obtained as a condition to the listing of the Rights on such stock exchange. The Rights Plan must be confirmed by the vote of the holders of a majority of Common Shares voting at the Meeting.

The Board recommends that Shareholders VOTE FOR the resolution ratifying and confirming the Rights Plan and any Rights issued pursuant thereto.

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass the following resolution:

"BE IT RESOLVED THAT:

1.

the Rights Plan as set forth in the Shareholder Rights Plan Agreement dated April 26, 2013 between Palliser Oil & Gas Corporation ("Palliser") and Olympia Trust Company, and the issuance of the Rights issued pursuant to such Rights Plan, are hereby approved, confirmed and ratified;

2.

any director or officer of Palliser is hereby authorized and directed to execute and deliver all such other agreements and documents and to do all such acts and things as in his or her opinion may be necessary or desirable in connection with the foregoing; and

3.	the Board may revoke this resolution before it is acted upon without further approval of the shareholders of Palliser."

The above resolution must be approved by a simple majority of votes cast by Shareholders who vote in person or by proxy at the Meeting in respect of this resolution.

Other Business

As of the date of this Information Circular, the Board does not know of any other matters to be brought to the Meeting, other than those set forth in the Notice of Meeting. If other matters are properly brought before the Meeting, the persons named in the enclosed Proxy will vote the proxy on such matters in accordance with their best judgment.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board determines the compensation to be provided to the executive officers of the Corporation and, in doing so, receives input from the Chief Executive Officer of the Corporation in respect of all executive officers other than the Chief Executive Officer. Executive compensation for the 2012 financial year was primarily comprised of: (i) base salaries; (ii) participation in the Bonus Plan (as hereinafter defined), where appropriate; (iii) participation in the Option Plan; (iv) participation in the Share Unit Plan; and (v) participation in the Purchase Plan (as hereinafter defined), which were set by the Compensation Committee on the recommendation of the Chief Executive Officer.

The Compensation Committee is comprised of Messrs. Jeffrey C. Saponja (Chair), Stephen C. Hayden and Daryl S. Fridhandler. All these directors are "independent" for the purposes of National Instrument 58-201 - Corporate Governance Guidelines.

The objective of the Corporation's compensation program is to attract, motivate, reward and retain the management talent that is needed to achieve the Corporation's business objectives. The Compensation Committee has not retained an independent outside compensation consultant to assist with a review and updating the Corporation's compensation program. The compensation program will be updated to ensure that compensation remains competitive with other companies of similar size and is reflective of the experience, performance, and contribution of the individuals involved and the overall performance of the Corporation. Based on a policy that includes pay-for-performance incentives, the compensation program of the Corporation will be designed to reward executive officers and the other employees of the Corporation on individual performance and the achievement of corporate objectives. The compensation program of the Corporation is comprised of short, medium and long term elements that include cash and equity-based compensation. The significant elements of the Corporation's compensation program are base salary, the payment of bonuses where appropriate, and participation in the Option Plan and the Purchase Plan.

In addition, a health spending account is provided to all employees, including executive officers.

The compensation plan is generally administered and changes become effective for January 1 of each year, as established in May of that year. This date has been chosen as it is subsequent to the date when ours and most of our peer companies' year-end information is available and budgets and forecasts have been disclosed. The Compensation Committee reviews third party industry information regarding overall compensation, including salary and bonus levels, to ensure that the Corporation remains competitive. The bonus component and long term options and share unit grants are the most at risk elements of the compensation plan. The compensation of all our employees, including Named Executive Officers (see "Summary Compensation Table" for a definition of "Named Executive Officers"), is consistent with the above policies.

The Chief Executive Officer ("CEO") is responsible for making recommendations to the Compensation Committee with respect to compensation for the executive officers of the Corporation. In making such recommendations, the CEO reviews the compensation data compiled from our industry survey, corporate performance as well as individual executive officer performance.

Upon the receipt of the recommendations from the CEO, the Compensation Committee reviews and evaluates and the Corporation's overall performance as well as the compensation data from our industry survey. Consultation between the CEO and the Chairman of the Compensation Committee customarily takes place during this process. Recommendations for executive compensation are then made by the Compensation Committee to the full Board of Directors for approval.

The Compensation Committee will consider the CEO's recommendations on bonuses and salary changes following the 2012 financial year for the President and Chief Operating Officer ("President and COO") and the Chief Financial Officer ("CFO"), and the balance of senior management and employees.

Base Salaries

The first element of the Corporation's compensation program is the payment of base salaries. The payment of base salaries is a fundamental component of the Corporation's compensation program and serves to attract and retain highly qualified executives while providing those executives with sufficient income so that they can maintain a reasonable standard of living. Generally, salaries are based on the lower end of industry levels.

Salaries for executive officers are reviewed annually based on a review of corporate and personal performance, individual levels of responsibility and general peer group salaries. Salaries of executive officers have not been determined based on specific benchmarks, performance goals or a specific formula. The Compensation Committee submits its recommendation to the full Board as to the salary of all executive officers.

Bonus Plan

The second element of the Corporation's compensation program is a bonus plan (the "Bonus Plan"), which provides the organization with a means for a medium term incentive. The Bonus Plan is a performance based component of the compensation program which consists of cash bonuses paid to certain executive officers (and other employees), where bonuses are discretionary and under the purview of the Compensation Committee. The Bonus Plan is designed to reward the Corporation's executive officers (and other employees) for above-average performance of their duties and for their contribution to the achievement of personal or the Corporation's annual goals and objectives. In addition, the Bonus Plan serves as a retention incentive to encourage employees to remain in the employ of the Corporation.

The payment of bonuses is subject to approval of recommendations by the Board of Directors and the Board of Directors has the right to amend or suspend the Bonus Plan at its discretion.

The Bonus Plan for the 2013 financial year is directly aligned to a target based on general and administrative ("G&A") expense of $5.11 per boe/d (as established in the Corporation's 2013 capital budget, which includes the accrued bonus amount). Bonuses based on a percentage of budgeted salaries (on an overall corporate basis) will be awarded based on achievement within 10% of the G&A target. The Board will retain discretion to address bonuses outside the range of 10% of the G&A targeted budget and recommendations on senior management bonuses will be made to the Compensation Committee for approval prior to finalization of the award. This approach incentivizes the organization to control G&A.

Option and Share Compensation Arrangements

The medium term focus of the Bonus Plan is complemented and supplemented by the medium term focused Purchase Plan and the Share Unit Plan. A longer term incentive is provided by the Option Plan, which is designed to reward certain executive officers and other grantees in relation to long term shareholder return.

Option Plan

As at the date hereof the Corporation has issued a total of 4,864,500 Options under the Option Plan.

The Option Plan is an integral component of the Corporation's total compensation program in terms of attracting and retaining key employees and serves to enhance Shareholder value by aligning the interests of executives and employees with the growth and profitability of the Corporation. The Compensation Committee determines the number of Options to be provided to executive officers based on the recommendation of the Chief Executive Officer (for awards other than his own).

Pursuant to the Option Plan, directors, officers, employees and consultants are eligible to participate. Awards of Options are made from time to time to participants at varying levels which are generally consistent with the individual's level of responsibility within the Corporation. Options are priced by the Board of Directors pursuant to the terms of the Option Plan. The term, vesting provisions and other provisions of the options are subject to the terms of the Option Plan and to the discretion of the Board of Directors.

Options granted pursuant to the Option Plan are exercisable at the price determined by the Board of Directors of the Corporation. The maximum number of Common Shares that may be issued (i) pursuant to the Option Plan is a number not greater than 10% of the Common Shares outstanding from time to time, and (ii) to any one individual under the Option Plan is 5% of the Common Shares outstanding at the time of grant (calculated on a non-diluted basis). Options granted under the Option Plan may be exercised during a period not exceeding five years, subject to earlier termination upon the termination of the optionee's employment, upon the optionee ceasing to be an employee, senior officer, director or service provider of the Corporation or any of its subsidiaries, as applicable, or upon the optionee retiring or dying. The Option Plan provides the optionee that has ceased to be a participant under the Option Plan, for any reason, a limited amount of time to exercise any or all of his or her vested Options, after which time such vested Options will expire. The Option Plan contains provisions for adjustment in the number of Common Shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the Common Shares, a merger or other relevant changes in the Corporation's capitalization. The Board of Directors may from time to time amend or revise the terms of the Option Plan. The Option Plan does not contain any provision for financial assistance by the Corporation in respect of Options granted thereunder.

In order to minimize the level of dilution resulting from the Option Plan, the Option Plan has a "cashless" settlement alternative, whereby the value of the Options at the time of exercise may be settled by the optionee surrendering of the Options for "Substituted Rights" and the immediate conversion of those rights into Common Shares. The result of the cashless settlement is that dilution is significantly reduced by reducing the number of Common Shares that are issued under the Option Plan. As opposed to issuing a number of Common Shares equivalent to the number of Options that have been exercised, the number of Common Shares to be issued is to be determined by the following formula:

Number of Common Shares = Number of Substituted Rights x         (Current Price - Exercise Price)
                                                                                                                                      Current Price

where:

(a)

"Current Price" means the price immediately prior to the exercise of the Options (being the weighted average trading price for the five trading days preceding exercise, or if not listed, the fair market value determined by the Board of Directors); and

(b)	"Exercise Price" means the exercise price of the Option.

The policies of the TSX Venture Exchange require that the Option Plan be approved every year by Shareholders. The Option Plan was last approved by Shareholders at the Corporation's last annual and special meeting held on May 29, 2012. Subsequent to the last annual and special meeting of Shareholders, the Option Plan has been amended to implement certain "housekeeping" amendments, namely the following:

  the addition of a provision that provides that if the normal expiry date of an Option falls within any black-out period (being a period of time when pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons as designated by the Corporation) and the Optionee is subject to the black-out period, the expiry date of such Options shall be extended to the date that is ten business days following the end of such black-out period;

  the revision of the "Exercise Price" section, to make the minimum exercise price of Options issued pursuant to the Option Plan consistent with the requirements of the TSX Venture Exchange;

  the addition of a provision entitling the Corporation to deduct or withhold, or require an Optionee to remit to the Corporation, the required amount to satisfy federal, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Option Plan;

  the addition of a provision that clarifies that a holder of an Option shall be responsible for all taxes with respect to any Options under the Option Plan and that the Board of Directors and the Corporation make no representations to any person regarding the tax treatment of the Options or payments made under the Plan and none of the Corporation, nor any of its employees or representatives shall have any liability to a holder of Options with respect thereto; and

  the addition of a provision that clarifies that the Option Plan entirely replaces and supersedes the prior share option plan approved by the Shareholders or enacted by the Board of Directors.

Employee Stock Purchase Plan

Palliser has established, approved and implemented a plan for employees, including executive officers, to contribute a portion of their salary, to a maximum of 20%, to an employee stock purchase plan (the "Purchase Plan"). Palliser will contribute to the Purchase Plan a matching amount of employee contributions. The funds can then be used to buy Common Shares on the open market, if the Common Shares are listed, or from treasury during each calendar month. With a matching contribution by the Corporation, employees are able to acquire Common Shares at a discount to the current market price which encourages proprietary and longer term thinking regardless of market or share price fluctuations. Under the terms of the Purchase Plan, employees are required to hold the Common Shares purchased on their behalf pursuant to the Purchase Plan for at least one year before they can sell or transfer or otherwise dispose of them. The Purchase Plan became active in March, 2010 following listing of the Corporation's Common Shares on the TSX Venture Exchange.

Share Unit Plan

In a manner similar to the Option Plan, the Share Unit Plan is an integral component of the Corporation's total compensation program in terms of attracting and retaining key employees and serves to enhance Shareholder value by aligning the interests of executives and eligible employees with the growth and profitability of the Corporation. Unit Awards may be granted to executive officers based on the recommendation of the Chief Executive Officer (for awards other than his own).

Unit Awards are designed to provide long term incentive and will vest in accordance with applicable performance related vesting conditions and continued service to Palliser. The Board and Compensation Committee retains discretion as to vesting conditions for Unit Awards.

Once Unit Awards have vested, they may be exchanged for Common Shares of the Corporation issued from treasury or, at the Corporation's option, cash equal to the Market Value (as defined in the Share Unit Plan) of the Shares.

Risk Oversight

The Corporation's executive compensation program is administered by the Compensation Committee. In carrying out its mandate the implications of the risks associated with the Corporation's compensation policies and practices are discussed by the Compensation Committee and the Board. The Compensation Committee does not believe the Corporation's compensation programs encourage its executive officers to take inappropriate or excessive risks. This assessment is based on a number of considerations including, without limitation, the following: (i) the Corporation's compensation policies and practices are uniform throughout the organization and there are no significant differences in compensation structure among the senior executives; (ii) the overall compensation program is market based and aligned with the Corporation's business plan and long-term strategies (the compensation package for executive officers consists of fixed (base salary) and variable elements (Share Purchase Plan, cash bonus, options and unit awards) which are designed to balance short term goals and the long-term interests of the Corporation and are aimed at creating sustainable value for shareholders); (iii) the compensation expense to executive officers is not a significant percentage of the Corporation's revenue; (iv) options granted under the Corporation's share option plan generally vest over a three year period which further mitigates any short-term risk taking potential; and (v) results of annual corporate performance and performance assessments of senior executives are reviewed and considered in awarding compensation and such discretionary judgement is applied in awarding both discretionary bonuses and future compensation.

The Compensation Committee has noted a risk with options granted under the Corporation's share option plan; namely, that the value of the Corporation's Common Shares may be impacted by various matters including those relating to the Corporation's results but also by matters external to the Corporation affecting stock prices generally and/or those relating to issuers in business similar to the Corporation. To the extent that those results or factors negatively impact on the trading price of the common shares, it may remove any incentive to holders of options to the extent that they are "out of the money". To the extent that options are "out of the money", notwithstanding that a holder may hold unvested options, they may have no or little retention effect depending on future expectations as to the trading price of the common shares.

Short Sales, Put, Calls and Options

The Disclosure, Confidentiality and Trading Policy of the Corporation, stipulates that directors, officers (including the Named Executive Officers) and employees of Palliser shall not: (a) knowingly sell, directly or indirectly, a security of Palliser if such director, officer or employee who is selling such security does not own or has not fully paid for the security to be sold; or (b) directly or indirectly, buy or sell a call or put in respect of a security of Palliser. Notwithstanding these prohibitions, directors, officers and employees of Palliser may sell a security which such director, officer or employee does not own if such director, officer or employee owns another security convertible into such security or an option or right to acquire such security sold and, within ten (10) days after the sale, such director, officer or employee: (i) exercises the conversion privilege, option or right and delivers the securities so associated to the purchaser; or (ii) transfers the convertible security, option or right, if transferable to the purchaser.

Compensation Governance

As of December 31, 2012, the members of the Compensation, Committee were Messrs. Jeffrey C. Saponja (Chair), Stephen C. Hayden and Daryl S. Fridhandler, each of whom is independent within the meaning of Section 1.4 of NI 52 110 – Audit Committees.

The members of the Compensation Committee bring different perspectives and approaches that enable the Compensation Committee to make decisions on the suitability of Palliser's compensation policies and practices. The members of the Compensation Committee are highly experienced professionals and executives who have dealt with numerous compensation issues in the course of their leadership roles and advisory positions within the energy industry. Their background, experiences and perspectives provide a significant level of governance qualification in respect of decisions relating to Palliser's compensation program including executive compensation and the many other human resources matters that they are responsible for as outlined in the Compensation Committee mandate.

During the most recently completed financial year of the Corporation, the Compensation Committee did not retain the services of a compensation consultant to assist the Compensation Committee and the Board to determine the compensation of the directors or executive officers of the Corporation. The Corporation initially retained Lane Caputo Compensation Inc. ("Lane Caputo") in April, 2010, to review the competiveness of the total compensation for the Board of Directors and executive officers of the Corporation and to recommend for consideration by the Compensation Committee and the Board changes (if any) to plan elements or strategy to align them with current market practices . The Corporation paid Lane Caputo $25,500 for such services in 2011 ($26,800 in 2010). Any additional services to be provided by Lane Caputo or any other compensation consultant must be approved by the Compensation Committee or the Board.

The Compensation Committee has the responsibility for, among other things, reviewing matters relating to the human resource policies and compensation of the directors, officers and employees of the Corporation and its subsidiaries in the context of the budget and business plan of the Corporation. As part of the mandate and responsibility of the Compensation Committee, the Compensation Committee is responsible for formulating and making recommendations to the Board of Directors in respect of compensation issues relating to directors and employees of the Corporation. The Compensation Committee has the following duties:

1.

to review the compensation philosophy and remuneration policy for employees of the Corporation and to recommend to the Board changes to improve the Corporation's ability to recruit, retain and motivate employees;

2.	to review and recommend to the Board the retainer and fees to be paid to members of the Board;

3.

to review and approve performance objectives and the compensation for the CEO, evaluate the CEO's performance in light of those corporate goals and objectives, and determine (or making recommendations to the Board with respect to) the CEO's compensation level based on such evaluation;

4.	to recommend to the Board, on the direction of the CEO, compensation and benefits package for senior management positions in the Corporation;

5.	to administer the stock option plan approved by the Board in accordance with its terms including the recommendation to the Board of the grant of stock options in accordance with the terms thereof;

6.

to determine and recommend for approval of the Board bonus plans and bonuses to be paid to officers and employees of the Corporation and to establish targets or criteria for the payment of such bonuses, if appropriate; and

7.

to review the annual disclosure in respect of compensation matters required by applicable securities laws to be made by the Corporation including the Statement of Executive Compensation required to be included in the information circular – proxy statement of the Corporation for its annual shareholder meeting.

Summary Compensation Table

Securities legislation requires the disclosure of the compensation received by each Named Executive Officer of the Corporation for the most recently completed financial year. "Named Executive Officer" is defined by the legislation to mean: (i) the Chief Executive Officer of the Corporation; (ii) the Chief Financial Officer of the Corporation; (iii) each of the Corporation's three most highly compensated executive officers or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the most recently completed financial year and whose total compensation was, individually, more than $150,000 for that financial year; and (iv) each individual who would be a "Named Executive Officer: under paragraph (iii) but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of the most recently completed financial year. "Executive Officer" is defined by the legislation to mean (i) the chair, vice-chair or president; (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production; or (iii) an individual performing a policy-making function in respect of the Corporation.

The Corporation became a reporting issuer on February 2, 2010. The following table and notes thereto provide a summary of the compensation paid to each Named Executive Officer of the Corporation for the financial years ended December 31, 2012, 2011 and 2010.

Non-equity Incentive Plan
Compensation
($)
				Option-	Annual	Long Term
			Share-based	based	Incentive	Incentive	Pension	Total
Name and Principal		Salary	Awards	Awards(5)	Plans(6)	Plans(7)	Value	Compensation(8)(9)
Position	Year	($)	($)(4)	($)	($)	($)	($)	($)

Kevin J. Gibson(1) Chief Executive Officer and a Director	2012 2011 2010	200,000 185,000 170,000	18,300 40,500 24,300	110,066 176,900 84,912	78,437 50,000 75,000	38,992 35,609 21,495	Nil Nil Nil	445,795 488,009 375,707

Allan B. Carswell President and Chief Operating Officer	2012 2011 2010	190,000 175,000 150,000	15,250 33,750 12,150	109,563 154,788 63,684	74,515 55,000 69,000	36,992 32,704 14,256	Nil Nil Nil	426,320 451,242 309,090

Ivan J. Condic(2) Vice President, Finance and Chief Financial Officer	2012 2011 2010	170,000 160,000 80,193	9,150 20,250 12,150	55,033 97,295 119,408	53,394 43,000 34,700	33,328 31,079 15,000	Nil Nil Nil	320,905 351,624 261,451

Carrie McLauchlin(3) Vice President, Finance and Chief Financial Officer	2010	65,069	Nil	Nil	Nil	Nil	Nil	65,069

Glenn Taylor Vice-President, Production and Operations	2012 2011 2010	180,000 160,000 150,000	9,150 20,250 12,150	55,033 119,408 63,684	63,639 34,000 63,000	34,664 31,079 12,600	Nil Nil Nil	342,486 364,737 301,545

Robert Padget Vice-President, Engineering	2012 2011 2010	170,000 160,000 150,000	9,150 20,250 12,150	55,033 97,295 58,377	60,103 43,000 58,300	Nil Nil Nil	Nil Nil Nil	294,286 320,545 278,827

Notes:

(1)	Messrs. Gibson and Carswell are not paid compensation in their capacity as directors of the Corporation.

(2)	Mr. Condic was appointed Vice President, Finance and Chief Financial Officer of the Corporation effective June 18, 2010.

(3)	Ms. McLauchlin resigned as Vice President, Finance and Chief Financial Officer of the Corporation effective May 31, 2010.

(4)

Share-based awards consist of Unit Awards granted during the relevant fiscal year under the Share Unit Plan. Amounts presented are equal to the grant date fair value multiplied by the number of Unit Awards granted. The grant date fair value is equal to the trading price of the Common Shares for the day immediately preceding the date of grant. Unit Awards for the year ended December 31, 2012 vest between June 30, 2013 and June 30, 2015, depending on achieving established performance targets. Unit Awards for the year ended December 31, 2011 vest between June 30, 2012 and June 30, 2014, depending on achieving established performance targets. Unit Awards for the year ended December 31, 2010 vest between June 30, 2011 and June 30, 2013, depending on achieving performance targets.

(5)

Reflects the value of Options issued under the Option Plan based on the grant date fair value of the applicable awards. Value of Options was attributed using the Black-Scholes option pricing model using the following assumptions: 2012 - volatility of 81%, risk free interest rate of 2.25%, expected (life of five years and expected future dividends of nil; 2011 - volatility of 81%, risk free interest rate of 2.25%, expected life of five years and expected future dividends of nil; 2010 - volatility of 81%; risk free interest rate of 2.25%; expected life of five years and expected future dividends of nil.

(6)	Reflects the cash amounts awarded to the NEO under the Corporation's cash bonus plan in respect of the respective year end but made payable in the subsequent fiscal year.

(7)	Reflects amounts contributed by the Corporation pursuant to the Purchase Plan. The maximum contribution under this plan is 20 percent of the employee's base salary.

(8)

The value of perquisites and benefits for each Named Executive Officer is less than $50,000 and less than 10% of each Named Executive Officer's total salary for the financial years ended December 31, 2012, 2011 and 2010.

(9)

Total Compensation reflects the value of share and option-based awards at the time of grant. As at December 31, 2012, the option-based award values are greatly reduced there is a significant difference in Palliser's share price and the grant prices of the option-based awards.

Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth in respect of all Share-Based Awards and Option-based awards outstanding at the end of the financial year ended December 31, 2012, for the Named Executive Officers.

Outstanding Option-Based and Share-Based Awards
At the End of the Financial Year Ended December 31, 2011

	Option-Based Awards				Share-Based Awards

						Market or
					Number of	payout
	Number of				Shares or	value of
	securities			Value of	Units of	share-based
	underlying			unexercised in-the	Shares that	awards that
	unexercised	Option exercise		money options(2)	have not	have not
Name	options(#)	price($)	Option expiration date	($)	vested(3)	vested(2)

Kevin J. Gibson Chief Executive Officer and a Director	275,000 160,000 200,000 240,000	$1.35 $0.81 $1.35 $0.70	September 4, 2013 June 15, 2015 June 17, 2016 February 10, 2017	Nil Nil Nil Nil	46,667	$29,867

Ivan J. Condic(1) Vice-President & Chief Financial Officer	225,000 110,000 120,000	$0.81 $1.35 $0.70	June 15, 2015 June 17, 2016 February 10, 2017	Nil Nil Nil	23,333	$14,933

Allan B. Carswell President and Chief Operating Officer	75,000 120,000 175,000 228,000	$1.35 $0.81 $1.35 $0.70	September 4, 2013 June 15, 2015 June 17, 2017 February 10, 2017	Nil Nil Nil Nil	33,333	$21,333

Glenn Taylor	225,000	$1.35	January 22, 2014	Nil	23,333	$14,933

	Option-Based Awards				Share-Based Awards

Market or
					Number of	payout
	Number of				Shares or	value of
	securities			Value of	Units of	share-based
	underlying			unexercised in-the	Shares that	awards that
	unexercised	Option exercise		money options(2)	have not	have not
Name	options(#)	price($)	Option expiration date	($)	vested(3)	vested(2)
Vice-President, Production and Operations	120,000 135,000 120,000	$0.81 $1.35 $0.70	June 15, 2015 June 17, 2016 February 10, 2017	Nil Nil Nil

Robert Padget Vice-President, Engineering	225,000 110,000 110,000 120,000	$1.35 $0.81 $1.35 $0.70	January 22, 2014 June 15, 2015 June 17, 2016 February 10, 2017	Nil Nil Nil Nil	23,333	$14,933

Notes:

(1)	Mr. Condic was appointed Vice President, Finance and Chief Financial Officer of the Corporation effective June 18, 2010.

(2)	Calculated based on the difference between the market price of the Common Shares on December 31, 2012 ($0.64/share) and the exercise price of the Options.

(3)

Share-based awards consist of Unit Awards granted during the relevant fiscal year under the Share Unit Plan. Amounts presented are equal to the grant date fair value multiplied by the number of Unit Awards granted. The grant date fair value is equal to the trading price of the Common Shares for the day immediately preceding the date of grant. Unit Awards for the year-ended December 31, 2011 do not vest until June 30, 2012. Incentive Plan Awards – Value Vested or Earned During the Year.

Outstanding Options and Share Based Awards - Value Vested and Earned During the Year

The following table sets forth information in respect of the value vested or earned during the Corporation's financial year ended December 31, 2012 in respect of Option-based awards and Share-based awards for the Named Executive Officers of the Corporation.

	Option-based awards –	Share-based awards –
	Value vested during the year(2)	Value vested during the year(3)
Name	($)	($)
Kevin J. Gibson Chief Executive Officer and a Director	Nil	$2,700

Ivan J. Condic(1) Vice-President & Chief Financial Officer	Nil	$1,350

Allan B. Carswell President and Chief Operating Officer	Nil	$1,350

Glenn Taylor Vice-President, Production and Operations	Nil	$1,350

Robert Padget Vice-President, Engineering	Nil	$1,350

Notes:

(1)	Mr. Condic was appointed Vice President, Finance and Chief Financial Officer of the Corporation effective June 18, 2010.

(2)

The value vested during the year of Option-based awards is equal to the dollar value that would have been realized if the Options had been exercised on the vesting date. This was calculated based on the difference between the market value of the securities underlying the Option on the vesting date and the exercise price of the Option. Market value is equal to the trading price of the Common Shares for the day immediately preceding the vesting date. As the Options were not necessarily exercised by the Named Executive Officer on or subsequent to the vesting date, such amounts may not have been realized by the Named Executive Officer.

(3)

Share-based awards consist of Unit Awards granted during the relevant fiscal year under the Share Unit Plan. Amounts presented are equal to the grant date fair value multiplied by the number of Unit Awards granted. The grant date fair value is equal to the closing trading price of the Common Shares for the day immediately preceding the date of grant.

Pension Plan Benefits

The Corporation does not have a pension plan or any other plan that provides for payments or benefits at, following or in connection with retirement. In addition, the Corporation does not have a deferred compensation plan.

Termination and Change of Control Benefits

The Corporation has employment contracts with the Named Executive Officers and each other senior officer. Each contract provides that should the senior officer be subject to an involuntary termination of employment for any reason, including a change of control, a payment will be made to that officer equal to the aggregate of: (i) the officer's "Severance Number" (as described below) times the monthly base salary, (ii) 10% of the amount under (i) to reflect loss of benefits, and (iii) the greater of the bonus paid to the senior officer in the twelve months prior to the date of termination divided by twelve and multiplied by the Severance Number or the senior officer's target bonus divided by twelve and multiplied by the Severance Number. In the case of Mr. Gibson, the Severance Number is equal to twelve plus two for each additional full year of employment with the Corporation after March 25, 2008 up to a maximum of twenty-four. In the case of the other four officers and one other senior member of the management team, the Severance Number is twelve plus an additional two for each full year of employment with the Corporation after March 25, 2008 up to a maximum of 18.

Director Compensation

Summary Compensation

All payments of fees to directors are presently made in DSUs (as defined below). Directors who are employees of the Corporation do not receive retainers or fees with respect to Board matters.

Each non-management director is paid an annual retainer of $15,000. For each meeting of the Board, a fee of $1,000 is paid to each director who attended and a fee of $500 will be paid for each committee meeting and Board conference call a director attends. In addition, the Board Chairman is paid an additional $15,000 annual retainer and each Committee Chairman is paid a $2,500 annual retainer. The directors are reimbursed for their reasonable expenses in connection with all meetings.

In the event the Board and Committee retainers are not settled with DSUs, fees are to be paid semi-annually, in arrears, and are pro-rated for partial service, if appropriate.

Directors are also eligible to participate in the Option Plan.

Deferred Share Units

A Deferred Share Unit ("DSU") plan was approved as an alternative form of compensation for outside directors. Under the plan, directors can receive their retainer and meeting fees as DSUs. The number of DSUs issued to directors will be equal to the director's retainer and fees for the period divided by the current market price of the Common Shares on the day prior to the last day of the applicable quarter. A DSU is a bookkeeping entry that tracks the value of one Common Share. DSUs are settled by a cash payment when the director leaves the Board, providing an ongoing alignment of interests between directors and the Shareholders of the Corporation during the director's term of service. The cash payment equals the number of DSUs held by the director times the current market price of the Common Shares on the date of redemption.

Under the terms of the plan, DSUs awarded will vest immediately upon grant and will not be subject to satisfaction of any requirements as to any minimum period of membership on the Board. No amount will be paid to a Director under the DSU plan or any other arrangement, and no additional DSUs will be granted to a Director to compensate for a downward fluctuation in the market value of the Common Shares. In the event cash dividends are paid to holders of Common Shares, additional DSUs will be granted to holders of DSUs in numbers calculated by dividing the dividends that would have been paid if the DSUs granted as at the record date for the dividend had been Common Shares by the current market price for Common Shares on the trading day immediately prior to the date of payment. The Board may, in its sole discretion, terminate or modify the percentage of fees to be awarded as DSUs to a Director, in which case the Director would receive all or a portion of the retainer and fee compensation in cash.

The following table and notes thereto provide a summary of the compensation provided to the directors of the Corporation, excluding those directors who are Named Executive Officers and are not eligible for Board fees or DSUs, during the financial year ended December 31, 2012.

			Option	All Other	Total
Name and Principal	Fees	DSU	Based	Compensation	Compensation
Position	Earned(1) ($)	Awards(2) (#)	Awards(3)	($)	($)
Daryl S. Fridhandler, Q.C.	$41,500	68,934	$17,427	Nil	$58,927
Stephen C. Hayden	$27,500	45,816	$13,758	Nil	$41,258
Kenneth H. Crowther	$26,500	44,266	$13,758	Nil	$40,258
Jeffrey C. Saponja	$29,000	48,567	$13,758	Nil	$42,758

Notes:

(1)	All payments of fees to directors are presently made in DSUs; this amount was not paid in cash

(2)	This amount is equal to the number of DSUs granted during the year-ended December 31, 2012.

(3)

Based on the grant date fair value of stock options granted under our stock option plan. The fair value of the stock option grants have been determined using the same methodology and values used in determining the stock option value for the Corporation’s financial statements as we believe it represents the best estimate of fair value of the options at the time of the grant. Specifically a Black-Scholes option pricing model was used on the date of grant, with a risk free interest rate of 2.25%, expected average life of three years, expected volatility of 81% and expected dividend yield of 0%.

Directors' Outstanding Option-Based Awards and Share-Based Awards

The following table sets forth the aggregate option-based awards and share-based awards outstanding for each of our directors, other than a director who was also a Named Executive Officer, as at December 31, 2012.

	Option-based Awards				Share-based Awards
Market or
						Market or	payout
					Number of	payout	value of
	Number of				shares or	value of	vested
	securities			Value of	units of	share-based	share-based
	underlying			unexercised	shares that	awards that	awards not
	unexercised	Option	Option	in-the-money	have not	have not	paid out or
Name	options	exercise price	expiration date	options (1)	vested	vested	distributed(1)
	(#)	($)		($)	(#)	($)	($)
Daryl S. Fridhandler	12,500	$1.35	September 4, 2013	Nil	Nil	Nil	$98,159
	25,000	$0.81	June 15, 2015	Nil

	Option-based Awards				Share-based Awards
							Market or
						Market or	payout
					Number of	payout	value of
	Number of				shares or	value of	vested
	securities			Value of	units of	share-based	share-based
	underlying			unexercised	shares that	awards that	awards not
	unexercised	Option	Option	in-the-money	have not	have not	paid out or
Name	options	exercise price	expiration date	options (1)	vested	vested	distributed(1)
	(#)	($)		($)	(#)	($)	($)
	35,000	$1.35	June 17, 2016	Nil
	38,000	$0.70	February 10, 2017	Nil

Kenneth H.	25,000	$1.35	September 4, 2013	Nil	Nil	Nil	$68,263
Crowther	25,000	$0.81	June 15, 2015	Nil
	25,000	$1.35	June 17, 2016	Nil
	30,000	$0.70	February 10, 2017	Nil

Stephen C. Hayden	25,000	$1.35	September 4, 2013	Nil	Nil	Nil	$68,283
	25,000	$0.81	June 15, 2015	Nil
	25,000	$1.35	June 17, 2016	Nil
	30,000	$0.70	February 10, 2017	Nil

Jeffrey C. Saponja	25,000	$1.35	June 17, 2016	Nil	Nil	Nil	$42,357
	30,000	$0.70	February 10, 2017	Nil

Note:

(1)	Calculated based on the closing price of the Common Shares on the TSX Venture Exchange on December 31, 2012, which was $0.64 per share.

Outstanding Incentive Awards - Value Vested or Earned During the Year

The following table sets forth in respect of all Option-based awards outstanding at the end of the financial year ended December 31, 2012, for the directors of the Corporation.

Name	Option-based awards – Value vested during the year(1) ($)	Non-equity incentive plan compensation – Value earned during the year ($)	Share-based awards – Value vested during the year(2) ($)
Daryl S. Fridhandler, Q.C.	$Nil	Nil	$41,500

Stephen C. Hayden	$Nil	Nil	$27,500

Kenneth H. Crowther	$Nil	Nil	$26,500

Jeffrey C. Saponja	$Nil	Nil	$29,500

Note:

(1)

The value vested during the year of Option-based awards is equal to the dollar value that would have been realized if the Options had been exercised on the vesting date. This was calculated based on the difference between the market value of the securities underlying the Option on the vesting date and the exercise price of the Option. Market value is equal to the closing price of the Common Shares for the day immediately preceding the vesting date. As the Options were not necessarily exercised by the Named Executive Officer on or subsequent to the vesting date, such amounts may not have been realized by the Named Executive Officer.

(2)

The value vested during the year of share-based awards is equal to the dollar value realized upon vesting of share-based awards. DSUs vest immediately at the time of grant. Accordingly the amount presented in the table is equal to the number of units granted times the trading price of the Common Shares for the day immediately preceding the grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following sets forth information in respect of securities authorized for issuance under the Corporation's equity compensation plans as at December 31, 2012.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by securityholders	Option Plan - 4,864,500 Share Unit Plan - 218,332	Options - $1.02 Nil	808,766
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	5,082,832	Options - $1.02	808,766

Note:

(1)

The Corporation's Option Plan authorizes the issuance of Options entitling the holders to acquire, in the aggregate, a number equal to up to 10% of issued and outstanding Common Shares from time to time. See "Option and Share Compensation Arrangements".

(2)

The Share Unit Plan provides that the maximum number of Common Shares that are reserved for issuance from time to time pursuant to Unit Awards together with the Option Plan and any other compensation arrangement of the Corporation that provides for the issuance of Common Shares from treasury shall not exceed ten percent (10%) of the issued and outstanding Common Shares.

Corporate Governance Disclosure

The Board

The Board currently consists of six directors, of which four are independent directors and accordingly, a majority of the directors are independent. A director is "independent" if he/she is independent within the meaning of section 1.4 of National Instrument 52-110 – Audit Committee ("NI 52-110"). The independent directors are Daryl S. Fridhandler, Kenneth H. Crowther, Stephen C. Hayden and Jeffrey C. Saponja. Messrs. Kevin J. Gibson and Allan B. Carswell are not independent directors by virtue of their respective positions as Chief Executive Officer and President and Chief Operating Officer of the Corporation. The Chairman of the Board is Mr. Fridhandler who is an independent director.

The independent directors have in the past at every meeting of the Board held an in-camera session at which members of the Corporation's management are not present. The Board also facilitates open and candid discussion among its independent directors by making it clear that the independent directors can meet by themselves whenever they wish to do so and by providing an opportunity for the independent directors to meet without any members of management present at meetings of the Audit Committee, the Reserves Committee and the Compensation Committee. Mr. Fridhandler, the Chairman of the Board, is not a member of management and chairs all meetings of the Board at which he is present. In addition, the independent directors are in regular communication with the Corporation's Chief Executive Officer outside of formal Board meetings and processes.

The independent directors as members of the Audit Committee and Reserves Committee also meet with the Corporation's auditors and the Corporation's independent engineering consultants independent of management for the purposes of planning their activities and thereafter to supervise such activities. Other purposes of these meetings are to ensure that such auditors and consultants receive full access to all requested information and the full cooperation of management, that they are not subject to any pressure from management, that there are no outstanding disagreements with management, that they are not aware of any evidence of illegal or fraudulent acts, and that they are not aware of any other significant matters that should be brought to the attention of the directors.

In 2012, the full Board met on eight (8) occasions either in person or by conference call, the Audit Committee met on four (4) occasions, the Reserve Committee met on one (1) occasions and the Compensation Committee, met on four (4) occasions. The particulars of 2012 attendance for each of the directors of the Corporation is as follows:

			Committees
Director	Board Meetings	Audit	Reserves	Compensation
Daryl S. Fridhandler, Q.C.	8	4	1	4
Stephen C. Hayden	7	4	N/A	4
Ken Crowther	7	4	1	N/A
Jeffrey C. Saponja	8	N/A	1	4
Kevin J. Gibson	8	N/A	N/A	N/A
Allan B. Carswell	8	N/A	N/A	N/A

Other Directorships

The following directors of Palliser are presently directors of other issuers that are reporting issuers (or the equivalent):

Name of Director	Name of Other Issuer

Daryl S. Fridhandler, Q.C.	TrinCan Capital Corp.
Georox Resources Inc.

Orientation and Continuing Education

No formal program exists for the orientation of new directors. Upon joining the Board, new directors are given access to all of the background documents of Palliser, including all corporate records, by-laws, corporate policies, organization structure and prior Board and committee minutes.

No formal continuing education program exists for the directors. As part of continuing education, the Board will receive management presentations with respect to operations and risks of our business as needed. In addition, the individual directors identify their continuing education needs through a variety of means, including discussions with management and at Board and committee meetings. Individual directors are also encouraged to participate in external seminars and courses for which the Corporation will consider paying costs on a case by case basis.

Mandate of the Board

The Board has a written mandate which is attached as Appendix "C". In summary, the Board's mandate is to manage the business and affairs of the Corporation. While day-to-day management of the Corporation has been delegated by the Board to executive management, the Board fulfills its responsibility for the broader stewardship of the Corporation's business and affairs through its regular meetings at which members of the Corporation's management provide reports to the Board with respect to the Corporation's business and operations, and make proposals to the Board and receive the Board's decisions for implementation.

To monitor corporate performance, the Board reviews and approves budgets prepared by management on at least an annual basis and the members of the Board receive, at a minimum, quarterly production and financial reports prepared by management. The Board also receives operational and financial status reports at its meetings. The Board receives informal updates from the Chief Executive Officer and the President and Chief Operating Officer on a regular basis. At the end of each year the Board reviews production growth, finding and development costs, outstanding debt and cash flow as compared to the Corporation's budget and as compared to industry peers.

Position Descriptions

The Board has a written position description for the Chairman of the Board.

The Board has established the following Board committees comprised of the members, all of whom are independent, and chaired by the individuals set out in the following table:

Committee	Members

Audit Committee	Stephen C. Hayden (Chairman)
Daryl S. Fridhandler
Kenneth H. Crowther

Reserves Committee	Kenneth H. Crowther (Chairman)
Daryl S. Fridhandler
Jeffrey C. Saponja

Compensation Committee	Jeffrey C. Saponja (Chairman)
Daryl S. Fridhandler
Stephen C. Hayden

The Board has not developed written position descriptions for the chairman of each of the Audit Committee, the Reserves Committee, and the Compensation Committee. However, the Board expects the chairman of each committee to organize meetings of the committee and to delegate the work to be performed by committee members.

Nomination of Directors

The Board does not presently have a nominating committee. The responsibility to recommend to our Board suitable candidates as nominees for election or appointment as directors rests with individual Board members. The Board, as a group, is expected when required to canvass all of the members of the Board for their input prior to making a recommendation. In identifying new candidates for Board nomination, the Board is expected to consider, among other things:

1.	the competencies and skills that the Board considers to be necessary for our Board, as a whole, to possess;

2.	the competencies and skills that the Board considers each existing director to possess;

3.	the competencies and skills each new nominee will bring to the Board; and

4.	whether or not a nominee can devote sufficient time and resources to his duties as a member of the Board.

Audit Committee

The Board has a written mandate and terms of reference for the Audit Committee. The principal function of the Audit Committee is to review the overall audit plan and the Corporation's system of internal controls, to review the results of the external audit, and to resolve any potential dispute with the Corporation's auditors. In performing this function, the Audit Committee monitors audit functions and the preparation of financial statements, communicates directly with the external auditors, has overview responsibility for management reporting on internal controls, and meets with outside auditors independently of management. The Audit Committee also approves the release of financial results and any other releases related to financial reporting.

Composition of the Audit Committee

Messrs. Fridhandler, Hayden and Crowther are the members of the Audit Committee. All members of the Audit Committee are independent and financially literate within the meaning of MI 52-110.

Relevant Education and Experience

The following table sets out each Audit Committee member's relevant educational background and experience.

Name	Relevant Education and Experience

Daryl S. Fridhandler, Q.C.

Mr. Fridhandler has an LLB from Dalhousie University and is a Partner in the Calgary law firm of Burnet, Duckworth & Palmer LLP with over 25 years of practice as a corporate and securities lawyer. Mr. Fridhandler has received his Institute of Corporate Directors "ICD.D" designation and has been a Board and audit committee member and chairman of numerous public, private and non-profit organizations.

Stephen C. Hayden

Founder and Managing Director of Ivy Capital Partners, a merchant banking operation that provides advice to companies in a wide variety of industries and is based in Calgary since 2008. Director of Hayden Capital Corp., a private investment firm since 2006; prior thereto Director, Investment Banking, Canaccord Capital Corp. from 2004; prior thereto, a securities lawyer with Burnet, Duckworth & Palmer LLP. Mr. Hayden received an MBA from Ivey School of Business.

Kenneth H. Crowther

Mr. Crowther is a graduate of the University of Wyoming with a B.S. in Petroleum Engineering (with honors) and is a Registered Professional Engineer in Alberta with over 35 years of oil and gas business experience. Mr. Crowther was the President of Sproule Associated Limited, a private oil and gas geological and engineering consulting firm based in Calgary, Alberta, until June 30, 2007. Mr. Crowther is an independent businessman providing his professional services in the oil and gas sector and is a director of a number of private and publicly listed oil and gas companies.

Reserves Committee

The Board has a written mandate and terms of reference for the Reserves Committee. The Reserves Committee assists the Board in fulfilling its oversight responsibilities in relation to the determination and reporting of the Corporation's reserve estimates and the qualifications of and corporate procedures instituted with the Corporation's independent engineering consultants.

Compensation Committee

The Board has a written mandate and terms of reference for the Compensation Committee. The Compensation Committee has the responsibility to review compensation matters and to recommend to the Board the appropriate levels of compensation for all of the directors and officers of the Corporation. In addition, it has responsibility to provide oversight and guidance for the compensation and benefit of all of the Corporation's employees. The Compensation Committee has the authority to engage outside advisors to the extent it considers it necessary or desirable.

Assessments

The Board has not adopted a formal process whereby the Board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. The Board satisfies itself with respect to the effectiveness of the Board, its committees and individual directors by monitoring on an informal basis whether the objectives of each of the Board and the Corporation are being achieved and whether the responsibilities of each of the Board, its committees and individual directors and of the Corporation are being fulfilled.

Code of Business Conduct and Ethics and other Conduct Matters

The Board has adopted a Code of Business Conduct and Ethics (the "Code"). Any reports of variance from the Code will be reported to the Board.

The Board has also adopted a Whistleblower Policy which provides employees with the ability to report, on a confidential and anonymous basis, any violations without our organization, including (but not limited to) questionable accounting practices, inadequate internal accounting controls, the misleading or coercion of auditors, disclosure of fraudulent or misleading financial information and instances of corporate fraud. The Board believes that providing a forum for employees to raise concerns about ethical conduct and treating all complaints with the appropriate level of seriousness fosters a culture of ethical conduct within the Corporation.

The Board has also adopted a Disclosure, Confidentiality and Trading Policy which provides guidance on disclosure of materials information, maintaining confidentiality and restrictions on trading securities of the Corporation.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No director or senior officer of the Corporation, or associate or affiliate of any such director or senior officer, is or has been indebted to the Corporation since the beginning of the last completed financial year of the Corporation.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

There were no material interests, direct or indirect, of directors or executive officers of the Corporation, any Shareholder who beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the outstanding Common Shares, or any other Informed Person (as defined in National Instrument 51-102) or any known associate or affiliate of such persons, in any transaction since the commencement of the last completed financial year of the Corporation or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is on SEDAR at www.sedar.com. Shareholders may also contact the Corporation at Suite 600, 840 - 6th Avenue SW, Calgary, AB T2P 3E5 to request copies of the Corporation's financial statements and MD&A for the year ended December 31, 2012.

OTHER MATTERS COMING BEFORE THE MEETING

Management of the Corporation knows of no other matter to come before the Meeting other than as set forth above and in the notice of meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the person voting by proxy.

Dated: April 26, 2013

Per:	"Kevin J. Gibson"	Per:	"Ivan J. Condic "
	Kevin J. Gibson		Ivan J. Condic
	Chief Executive Officer		Vice President, Finance & Chief Financial Officer

APPENDIX "A"

PALLISER OIL & GAS CORPORATION
STOCK OPTION PLAN

1.            Purpose of Plan

The purpose of this plan (hereinafter referred to as the "Plan") is to develop the interest of directors, officers, key employees and consultants of Palliser Oil & Gas Corporation and any subsidiary or partnership controlled directly or indirectly by any of the foregoing (collectively or individually, as applicable, "Palliser") and others providing services to Palliser in the growth and development of Palliser by aligning their interests with those of the shareholders of Palliser, providing them with the opportunity to acquire an increased proprietary interest in Palliser and providing them with a retention incentive in Palliser.

2.            Eligibility

Directors, officers (including a personal holding company of an officer), employees and consultants of Palliser or employees of companies retained by Palliser to provide management or consulting functions to Palliser (provided that employees or consultants of those companies devote the majority of their time to Palliser) (individually, an Optionee, and collectively, the "Optionees") will be eligible to participate in the Plan.

3.            Administration

The Plan will be administered by the compensation committee of the Board of Directors of Palliser (the "Board") or, if no compensation committee is appointed, by the Board (the "Administrator") pursuant to rules of procedure fixed by the Board.

4.            Granting of Options

The Administrator may from time to time grant options ("Options") to purchase common shares of Palliser ("Common Shares") to the Optionees and fix the number of Common Shares subject to option to each Optionee.

5.            Common Share Maximum

The maximum number of Common Shares which may be issued under the Plan is, together with all other share compensation arrangements of Palliser, equal to 10% of the Common Shares outstanding from time to time (the "Common Share Maximum"), subject to adjustment as set forth in Clause 11, and subject to the following limitations:

Limitations on Reservations of Common Shares

(a)	the aggregate number of Common Shares reserved for issuance to any one Optionee will not exceed 5% of the outstanding Common Shares at any time;

(b)	the aggregate number of Common Shares reserved for issuance to any one consultant in any twelve month period shall not exceed 2% of the outstanding Common Shares;

(c)

the aggregate number of Common Shares reserved for issuance to all employees conducting Investor Relations in any twelve month period shall not exceed an aggregate of 2% of the outstanding Common Shares;

(d)

the number of Common Shares, together with all of Palliser's other previously established or proposed share compensation arrangements, reserved for issuance to Insiders will not exceed 10% of the outstanding Common Shares;

Limitations on Issuances of Common Shares

(e)

the number of Common Shares issuable pursuant to the Plan, together with all of Palliser's other previously established or proposed share compensation arrangements, which may be issued within a one year period will not exceed 10% of the outstanding Common Shares at any time;

(f)

the number of Common Shares issuable pursuant to the Plan, together with all of Palliser's other previously established or proposed share compensation arrangements, which may be issued within a one year period to:

(i)	Insiders will not exceed 10% of the outstanding Common Shares at any time; and

(ii)	any one Insider's and such Insider's associates will not exceed 5% of the outstanding Common Shares at any time.

For the purpose of this Clause: (i) "insider" and "associate" have the meaning set forth in the Securities Act (Ontario); (ii) "Insider" means an insider of Palliser and any person who is an associate of an insider of Palliser; and (iii) "outstanding Common Shares" means the issued and outstanding Common Shares on a non-diluted basis provided that for the purposes of (c) and (d) above outstanding Common Shares excludes Common Shares issued within the preceding one-year period under any share compensation arrangement.

The Common Share Maximum may be increased by the Administrator and, if required by the stock exchanges upon which the Common Shares are listed, with the approval of the shareholders of Palliser.

6.            Expiry Date

All Options granted pursuant to the Plan will expire on the date (the "Expiry Date") as determined by the Administrator at the date of grant provided that no Option may be exercised beyond five years from the date of grant. In addition, all Options will expire no later than 60 days after the Optionee ceases to hold an office or be actively employed by Palliser or, in the case of an employee of a company providing management or consulting function to Palliser, ceases to be actively employed by such company or such company is no longer retained by Palliser.

If the Expiry Date of any Option falls within any Blackout Period (as defined below) or within ten (10) days (being a day other than a Saturday, Sunday or other than a day when banks in Calgary, Alberta are not generally open for business) following the end of any Blackout Period (the "Restricted Options"), then the expiry date of such Restricted Options shall, without any further action, be extended to the date that is ten (10) business days following the end of such Blackout Period.

For the purposes of this Clause 6, "Blackout Period" means the period of time when, pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons as designated by the Corporation, including any holder of an Option.

7.            Exercise Price

The exercise price (the "Exercise Price") of any Option will be fixed by the Administrator when such Option is granted and will be equal to or greater than the current market price (the "Current Market Price") which will be equal to the weighted average trading price of the Common Shares on the TSX Venture Exchange (or if not listed on the TSX Venture Exchange, then such other stock exchange as the Common Shares may then be listed and as designated by the Board (the "Exchange")) for the five trading days immediately prior to the date of the grant or, if such Common Shares are not listed on any stock exchange, at fair market value as determined by the Administrator. Notwithstanding the foregoing, if the Common Shares are listed on the TSX Venture Exchange, the Exercise Price may be no less than the Discounted Market Price (as such term is defined in the Policy 1.1 of the Corporate Finance Manual of the TSX Venture Exchange).

8.            Vesting

The Administrator may, in its sole discretion, determine the time during which options will vest and the method of vesting, or that no vesting restriction will exist.

9.            Exercise/Exchange of Option

Subject to the provisions of the Plan:

(a)

options may be exercised (the "Exercised Options") from time to time, at any time (the "Exercise Date"), by an Optionee's delivery to Palliser at its head office in Calgary, Alberta or such other place as may be specified by Palliser of a written exercise specifying the number of Options being exercised and accompanied by payment in full of the purchase price of the Common Shares then being purchased, or

(b)

options may be exchanged (the "Exchanged Options") for a right (the "Substituted Right") to receive stock in accordance with Clause 10 below, from time to time, at any time (the "Exchange Date"), by an Optionee's delivery to Palliser at its head office in Calgary, Alberta or such other place as may be specified by Palliser of a written, election specifying the number of Options being exchanged. The Options exchanged under this Clause 9(b), shall terminate upon such exchange and the Optionee shall cease to have further rights in such Options.

10.          Settlement of Substituted Right

An Optionee electing under Clause 9(b) will receive a Substituted Right which will entitle him to immediately receive the following number of Common Shares in settlement of the Substituted Right:

Number of Common Shares = Number of Substituted Rights x	(Current Price - Exercise Price)
Current Price

For the purpose of this Clause, "Current Price" means, the weighted average trading price for the five trading days preceding exercise or exchange of the Options.

Following the settlement of the Substituted Right, Palliser shall cause a certificate representing such Common Shares to be issued in the name of the Optionee (or as the Optionee may direct) to be sent by prepaid mail or delivered to the Optionee.

11.          Alterations in Shares

Appropriate adjustments in the number of Common Shares optioned and in the Exercise Price, as regards to options granted or to be granted, may be made by the Administrator in its discretion to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by Palliser or other relevant changes in the capital of Palliser.

12.          Option Agreement

A written agreement will be entered into by Palliser and each Optionee to whom an Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the Exercise Price, the vesting dates, if any, the Expiry Date and any other terms approved by the Administrator, all in accordance with the provisions of the Plan, including such terms as may be considered necessary in order that the Option will comply with any provisions respecting Options in the income tax or other laws in force in any country or jurisdiction of which the person to whom the Option is granted may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over Palliser.

13.          Termination of Option in the Event of Take-Over Bid

In the event a take-over bid (as defined in the Securities Act (Alberta), which is not exempt from the take-over bid requirements of Part 14 of the Securities Act (Alberta) (or its replacement or successor provisions) shall be made for the Common Shares of the Corporation, the Corporation may in the agreement providing for the grant of Options herein provide that the Corporation may satisfy any obligations to the Optionee in respect of any Options granted by delivering to the Optionee, in Common Shares, the difference between the exercise price of unexercised Options and the Current Market Price of the securities to which the Optionee would have been entitled upon exercise of the vested and non-vested unexercised Options on such date. Upon settlement as aforesaid, the Options shall terminate and the Optionee shall cease to have any further rights in respect thereof.

14.          Merger or Sales

In the event that the Corporation enters into any transaction or series of transactions whereby the Corporation or all or substantially all of the Corporation's undertaking, property or assets would become the property of any other corporation, partnership, trust or other person (a "Successor"), whether by way of takeover bid, acquisition, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, the Corporation and the Successor shall execute such instruments and do such things as are necessary, if any, to establish that upon the consummation of such transaction the Successor will have assumed all the covenants and obligations of the Corporation under this Plan and the option agreements outstanding on consummation of such transaction in a manner that substantially preserves and does not impair the rights of the Optionees thereunder in any material respect (including the right to receive shares, securities, cash or other property of the Successor in lieu of Common Shares upon the subsequent vesting of Options), provided that in the case of the right to receive cash or other property in lieu of Common Shares, the Board may cancel the "out-of-the-money" Options for nominal consideration. Any such Successor shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Plan and such option agreements with the same effect as though the Successor had been named as the Corporation herein and therein and thereafter, the Corporation shall be relieved of all obligations and covenants under this Plan and such option agreements and the obligation of the Corporation to the Optionees in respect of the Options shall terminate and be at an end and the Optionees shall cease to have any further rights in respect thereof including, without limitation, any right to acquire Common Shares upon vesting of the Options.

15.          Amendment or Discontinuance of Plan

Subject to the restrictions set out in this Clause 15, the Administrator may amend the Plan at any time without shareholder approval; subject to the approval of any stock exchange on which the Common Shares are listed for trading. Without the prior approval of the shareholders, as may be required by the Exchange, the Administrator may not:

(a)	make any amendment to the Plan to increase the number of Common Shares issuable pursuant to the Plan or lower the limitations prescribed by Subclauses 5(a) to (f), inclusive;

(b)	reduce the exercise price of any outstanding Options (and with respect to a reduction of the exercise price if the Optionee is an Insider, approved by disinterested Shareholders);

(c)

subject to the extension of the Expiry Date for a Restricted Option due to a Blackout Period pursuant to Clause 6, extend the term of any outstanding Option beyond the original Expiry Date of such Option;

(d)	change the eligible participants;

(e)	make any amendment to the Plan that would permit an Optionee to transfer or assign Options to a new beneficial Optionee other than in the case of death of an Optionee; or

(f)	amend this Clause 15.

In addition, no amendment to the Plan or Options granted pursuant to the Plan may be made without the consent of the Optionee, if it adversely alters or impairs any Option previously granted to such Optionee under the Plan.

The Board may discontinue the Plan at any time without the consent of the Optionees provided that such amendment shall not alter or impair any Option previously granted under the Plan.

16.          Tax Withholding

The Corporation shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Corporation, the required amount to satisfy federal, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan, including the grant or exercise of Options granted under the Plan. With respect to required withholding, the Corporation shall have the irrevocable right to, and the Optionee consents to, the Corporation setting off any amounts required to be withheld, in whole or in part, against amounts otherwise owing by the Corporation to the Optionee (whether arising pursuant to the Optionee's relationship as a director, officer or employee of the Corporation or as a result of the Optionee providing services on an ongoing basis to the Corporation or otherwise), or may make such other arrangements satisfactory to the Optionee and the Corporation. In addition, the Corporation may elect, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by withholding such number of Common Shares as it determines are required to be sold by the Corporation, as trustee, to satisfy the withholding obligation net of selling costs. The Optionee consents to such sale and grants to the Corporation an irrevocable power of attorney to effect the sale of such Common Shares and acknowledges and agrees that the Corporation does not accept responsibility for the price obtained on the sale of such Common Shares.

17.          No Guarantees Regarding Tax Treatment

Optionees (or their beneficiaries) shall be responsible for all taxes with respect to any Options under the Plan, whether arising as a result of the grant or exercise of Options or otherwise. The Board of Directors and the Corporation make no representations to any person regarding the tax treatment of the Options or payments made under the Plan and none of the Corporation, nor any of its employees or representatives shall have any liability to an Optionee with respect thereto.

18.          Common Shares Duly Issued

Common Shares issued upon the exercise of Options granted hereunder will be validly issued and allotted as fully paid and non-assessable upon payment thereof in accordance with the terms of the particular agreement and the issuance of Common Shares thereunder will not require a resolution or approval of the Board.

19.          Non-assignability

All Options granted pursuant to the Plan will be personal to the Optionee and will not be assignable. Notwithstanding the foregoing, if an Optionee ceases to be a director, officer, employee or consultant by reason of death of the Optionee, such Optionee's Options may, subject to the terms hereof, be exercised by the legal personal representative of the Optionee's estate at any time before 90 days after the date of death of the Optionee.

20.          Prior Plans

This Plan entirely replaces and supersedes the prior share option plan approved by the shareholders or enacted by the Board of Directors of the Corporation.

21.          Effective Date

This Plan shall take effect on April 26, 2013 subject to the acceptance of the Plan by the TSX Venture Exchange and any other relevant regulatory authorities and approval of the Shareholders.

APPENDIX "B"

PALLISER OIL & GAS CORPORATION

SHARE UNIT PLAN

The Board of Directors of Palliser Oil & Gas Corporation ("Palliser") has adopted this Share Unit Plan (the "Plan") governing the issuance of Unit Awards (as defined herein) of Palliser to Employees (as defined herein).

1.          Purposes

The principal purposes of the Plan are as follows:

(a)	to retain and attract qualified Employees that Palliser and Palliser Entities require;

(b)

to promote a proprietary interest in Palliser by such Employees and to encourage such persons to remain in the employ or service of Palliser and Palliser Entities and put forth maximum efforts for the success of the affairs of Palliser and the business of Palliser Entities; and

(c)	to focus management of Palliser and Palliser Entities on operating and financial performance and total long-term shareholder return.

2.          Definitions

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)

"Adjustment Ratio" means, with respect to any Unit Award, the ratio used to adjust the number of Common Shares to be issued on the applicable Issue Date pertaining to such Unit Award for Dividends and, in respect of each Unit Award, shall be equal to one plus the amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the arithmetic total of each Dividend, expressed as an amount per Common Share, declared on each Dividend Record Date following the grant date of the initial Unit Award, and having as its denominator the Market Value of the Common Shares;

(b)	"Black-Out Extension Term" means ten (10) Business Days from the date that any Black-Out Period ends;

(c)

"Black-Out Period" means a period of time imposed by the Board pursuant to the Disclosure and Insider Trading Policy of Palliser upon certain designated persons during which those persons may not trade in any securities of Palliser;

(d)	"Board" means the Board of directors of Palliser as it may be constituted from time to time;

(e)	"Business Day" means a day other than a Saturday, Sunday or a day when banks in the City of Calgary, Alberta are not generally open for business;

(f)

"Cessation Date" means the date of the Employee's termination or resignation, as the case may be, regardless of whether adequate or proper advance notice of termination or resignation shall have been provided in respect of such cessation of being an Employee. For greater certainty, a transfer of employment or services between Palliser and a Palliser Entity or between Palliser Entities shall not be considered an interruption or termination of the employment of an Employee for any purpose of the Plan;

(g)	"Change of Control" means:

(i)

a successful "take-over bid" (as defined in the Securities Act (Alberta), as amended, or any successor legislation thereto) pursuant to which the "offeror" beneficially owns in excess of 35% of the outstanding Common Shares;

(ii)

the issuance to or acquisition by any person, or group of persons acting in concert, of Common Shares or Common Shares which in the aggregate total 35% or more of the then issued and outstanding Common Shares following such issuance;

	(iii)	the sale of all or substantially all of the assets of Palliser; or

	(iv)	the liquidation, winding-up or dissolution of Palliser,

provided that notwithstanding the application of any of the foregoing, a "Change of Control" shall be deemed to not have occurred:

(v)

pursuant to an arrangement, merger or other form of reorganization of Palliser where the holders of the outstanding voting securities or interests of Palliser immediately prior to the completion of the reorganization will hold more than 90% of the outstanding voting securities or interests of the continuing entity upon completion of the reorganization;

(h)

"Committee" means the Compensation Committee, provided that if that committee is not appointed to administer the Plan by the Board or is not appointed at all, all references in the Plan to the Committee will be deemed to be references to the Board;

(i)	"Common Shares" means the common voting shares of Palliser;

(j)

"Disability" means a state of affairs determined by the Committee whereby an Employee holding Unit Awards is or becomes wholly and continuously disabled as a result of bodily injury or disease so as to be prevented from performing substantially all duties of his or her employment for a continuous period of twelve (12) months;

(k)	"Dividend" means a dividend paid by Palliser in respect of the Common Shares, whether of cash, Common Shares or other securities or other property, expressed as an amount per Common Share;

(l)	"Dividend Payment Date" means any date that a Dividend is distributed to Shareholders;

(m)	"Dividend Record Date" means the applicable record date in respect of any Dividend used to determine the Shareholders entitled to receive such Dividend;

(n)	"Employee" means executive officers of Palliser and any Palliser Entity;

(o)	"Exchange" means the TSXV and such other stock exchange(s) on which the Common Shares are then listed and posted for trading from time to time;

(p)

"Expiry Date" means the date determined by the Committee (not to exceed three (3) years from the end of the year in which the grant was made, subject to extension or reduction, as the case may be, in accordance with Section 6(b)(i) or Section 6(e)), in connection with each Unit Award made pursuant to the Plan upon which Common Shares awarded thereunder shall be issued to the Grantee of such Unit Award if they have not been exercised by the Grantee;

(q)	"Grantee" has the meaning set forth in Section 4 hereof;

(r)	"Insider" has the meaning set forth in Company Manual of the TSXV;

(s)	"Issue Date" means, with respect to any Unit Award, the date upon which Common Shares awarded thereunder shall be issued to the Grantee of such Unit Award;

(t)

"Market Value" with respect to a Common Share, as at any date means the weighted average of the Common Shares traded on the Exchange for the five (5) trading days on the Exchange immediately preceding such date. In the event that the Common Shares are not listed and posted for trading on the Exchange, the Market Value shall be the Market Value of the Common Shares as determined by the Committee in its sole discretion, acting reasonably and in good faith. If initially determined in United States dollars, the Market Value shall be converted into Canadian dollars at an exchange rate selected and calculated in the manner determined by the Committee from time to time acting reasonably and in good faith;

(u)	"Palliser Entities" means, collectively, any of Palliser's subsidiaries, partnerships, trusts or other controlled entities;

(v)	"Performance Criteria" means the criteria established by the Committee from time to time;

(w)	"Shareholder" means a holder of Common Shares;

(x)	"TSXV" means the TSX Venture Exchange;

(y)

"Unit Award" means an award under the Plan in the Unit Award Agreement pertaining thereto pursuant to which Common Shares shall be issued on the Issue Dates determined in accordance with Section 6(b)(i) hereof, based upon achieving Performance Criteria and subject to adjustment pursuant to the provisions of such Section 6(b)(i);

(z)	"Unit Award Agreement" has the meaning set forth in Section 6 hereof; and

(aa)

"Vesting Date" means the date determined by the Committee or earlier date addressed in this Plan or a Unit Award Agreement in connection with each Unit Award made pursuant to the Plan upon which a Unit Award, as the case may be, vests.

3.          Administration

The Plan shall be administered by the Committee or such other committee as the Board considers appropriate.

The Committee shall have the authority in its sole and absolute discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan subject to and not inconsistent with the express provisions of this Plan and of Section 10 hereof, including, without limitation, the authority:

(a)	to grant Unit Awards;

(b)	to determine the Market Value of the Common Shares on any date;

(c)	to determine the Employees to whom, and the time or times at which Unit Awards shall be granted and shall become issuable;

(d)	to determine the number of Common Shares to be covered by each Unit Award;

(e)	to determine the Performance Criteria and Vesting Date;

(f)	to prescribe, amend and rescind rules and regulations relating to the Plan;

(g)	to interpret the Plan;

(h)	to determine the terms and provisions of Unit Award Agreements (which need not be identical) entered into in connection with Unit Awards; and

(i)	to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

For greater certainty and without limiting the discretion conferred on the Committee pursuant to this Section, the Committee's decision to approve the grant of a Unit Award in any period shall not require the Committee to approve the grant of a Unit Award to any Employee in any other period; nor shall the Committee's decision with respect to the size or terms and conditions of a Unit Award in any period require it to approve the grant of a Unit Award of the same or similar size or with the same or similar terms and conditions to any Employee in any other period. The Committee shall not be precluded from approving the grant of a Unit Award to any Employee solely because such Employee may previously have been granted a Unit Award under this Plan or any other similar compensation arrangement of Palliser or a Palliser Entity. No Employee has any claim or right to be granted a Unit Award.

4.          Eligibility and Award Determination

In determining the Employees to whom Unit Awards may be granted ("Grantees") and the number of Common Shares to be covered by each Unit Award, the Committee may take into account such factors as it shall determine in its sole and absolute discretion.

5.          Reservation of Common Shares

Subject to approval by the disinterested Shareholders, the number of Common Shares reserved for issuance from treasury pursuant to Unit Awards under the Plan, together with any other compensation arrangement of the Corporation that provides for the issuance of Shares from treasury, shall not exceed ten percent (10%) of the issued and outstanding Common Shares. Prior to approval by the Shareholders of this Plan or the increase in the number of Common Shares issuable hereunder Unit Awards may be granted provided that such grant is conditional upon approval of Shareholders of this Plan or an increase in the number of Common Shares issuable, as the case may be. If Shareholder approval of this Plan is not obtained within 12 months of the date of any grant of any Unit Awards such Unit Awards will be cancelled. If any Unit Award granted under this Plan shall expire, terminate or be cancelled for any reason without the Common Shares issuable thereunder having been issued in full, any such Common Shares shall be available for the purposes of the granting of further Unit Awards under this Plan.

6.          Terms and Conditions of Unit Awards

Each Unit Award granted under the Plan shall be subject to the terms and conditions of the Plan and evidenced by a written agreement between Palliser and the Grantee (a "Unit Award Agreement") which agreement shall comply with, and be subject to, the requirements of the Exchange and the following terms and conditions (and with such other terms and conditions as the Committee, in its discretion, shall establish):

(a)

Number and Type of Unit Awards – The Committee shall determine the number of Common Shares to be awarded to a Grantee pursuant to the Unit Award in accordance with the provisions set forth in Section 4 of the Plan and shall designate such award as either a "Restricted Award" or a "Performance Award", as applicable, in the Unit Award Agreement relating thereto; provided, however, that no one Employee may be granted any Unit Award which, together with all Unit Awards then held by such Grantee, would entitle such Grantee to receive a number of Common Shares which is greater than 5% of the Common Shares. In addition, in accordance with the rules of the Exchange: (i) the number of Common Shares issuable to Insiders at any time, under all security based compensation arrangements of Palliser, shall not exceed 10% of Common Shares; and (ii) the number of Common Shares issued to Insiders, within any one year period, under all security based compensation arrangements of Palliser, shall not exceed 10% of the Common Shares.

(b)	Vesting Dates, Expiry Dates, Acceleration and Adjustment of Unit Awards

(i)

Awards – With respect to any Unit Award the Committee shall determine the Vesting Dates, the Performance Criteria and, subject to Section 6(e) hereunder, the Expiry Dates (and, for greater certainty, the Committee may in its sole and absolute discretion impose additional or different conditions to the determination of the Vesting Dates, the Performance Criteria and Expiry Dates in respect of or the issue of Common Shares pursuant to any Unit Award including, without limitation, performance conditions) provided, however, that

(1)	if a Black-Out Period has been imposed upon a Grantee, such Expiry Dates shall be extended to the last day of the Black-Out Extension Term;

(2)

in the event of any Change of Control prior to the Vesting Dates determined in accordance with the above provisions of this Section 6(b)(i), the Vesting Date for all Common Shares awarded pursuant to such Unit Award that have not yet been issued as of such time shall be the earlier of:

	a.	the next applicable Expiry Date determined in accordance with the above provisions; and

	b.	the day which is immediately prior to the date upon which a Change of Control is completed which shall be deemed to be the Expiry Date of such Unit Awards.

(ii)

Notwithstanding any other provision of this Plan, but subject to the limits described in Sections 5 and 6(a) hereof and any other applicable requirements of the Exchange or other regulatory authority, the Committee hereby reserves the right to make any additional adjustments to the number of Common Shares to be issued pursuant to any Unit Award (including adjustments determined by reference to or as a result of the achievement of Performance Criteria) if, in the sole discretion of the Committee, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan.

(iii)	Notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, accelerate the Vesting Date for all or any Unit Awards at any time and from time to time.

(c)

Issuance of Common Shares – Subject to Section 6(a), the number of Common Shares that are issuable to the Grantee on the Issue Date shall be issued from treasury by Palliser. Immediately prior to each Issue Date, the number of Common Shares to be issued on such Issue Date shall be adjusted by multiplying such number by the Adjustment Ratio applicable in respect of such Unit Award. No fractional Common Shares will be issued and all fractional entitlements shall be rounded to the nearest whole number. Notwithstanding the foregoing, Palliser may elect on any Issue Date pertaining to Awards, to pay an amount in cash equal to the aggregate of the Market Value of the Common Shares to be issued (the "Settlement Amount") in lieu of the issuance to the Grantee of Common Shares under such Unit Award, provided that if this Plan has not been approved by the Shareholders, Palliser will be required to pay the Settlement Amount in cash.

(d)	Exercise and Delivery of Common Shares – Unit Awards shall be converted to Common Shares on the earlier of:

	(i)	following a Vesting Date and upon receipt of a notice of exercise of a Unit Award from a Grantee, provided that, in the case of Unit Awards, and

(ii)

the Performance Criteria is achieved at the Vesting Date; immediately prior to the Expiry Date, provided that, in the case of Unit Awards, the Performance Criteria is achieved at the Vesting Date, the Grantee shall be deemed to have exercised their Units Awards;

and Palliser shall send the certificates representing the issued Common Shares (or cash in lieu represented by a cheque), subject to Section 7 hereof, to the Grantee, or as the Grantee may direct, by prepaid mail.

(e)

Termination of Relationship as Employee – Unless otherwise determined by the Committee or unless otherwise expressly set forth in a Unit Award Agreement pertaining to a particular Unit Award or any written employment or consulting agreement governing a Grantee's role as an Employee (and in any case, no more favourable to the Grantee than as permitted herein), the following provisions shall apply in the event that a Grantee ceases to be an Employee:

(i)

Termination – If a Grantee ceases to be an Employee for any reason whatsoever, other than the death, Disability or retirement (the latter in circumstances noted below) of such Grantee, vesting of further Unit Awards shall cease, all outstanding Unit Award Agreements under which Unit Awards have been made to such Grantee shall be terminated and all rights to receive Common Shares thereunder shall be forfeited by the Grantee effective as of the earlier of the date that is 60 days from the Cessation Date and the Expiry Date. If a Grantee ceases to be an Employee upon retirement in accordance with any policy then in effect for voluntary or mandatory retirement (if any), one-half (1/2) of all unvested Unit Awards shall be deemed to have reached their Vesting Date and all rights to receive Common Shares thereunder shall be forfeited by the Grantee effective as of the earlier of the date that is 60 days from the Cessation Date and the Expiry Date.

(ii)

Termination Upon Death or Disability – Upon the death or Disability of a Grantee, all outstanding Unit Award Agreements under which Unit Awards have been made to such Grantee shall be terminated other than those which have vested or will vest within 6 months of death or Disability, Unit Awards may be exercised by the Employee, guardian, administrator, executor or similar person, as the case may be, and all rights to receive Common Shares thereunder shall be forfeited by the Grantee effective as of the earlier of the Expiry Date and the date that is 6 months from the Cessation Date.

(iii)

Extension of Expiration Period – The Committee may, in its sole discretion, determine that the expiration periods set forth in Section 6(e)(i) and Section 6(e)(ii) shall be extended from the time frames set forth in Section 6(b)(i).

(f)

Rights as a Shareholder – Until the Common Shares granted pursuant to any Unit Award have been issued in accordance with the terms of the Plan, the Grantee to whom such Unit Award has been made shall not possess any incidents of ownership of such Common Shares including, for greater certainty and without limitation, the right to receive Dividends on such Common Shares and the right to exercise voting rights in respect of such Common Shares. Such Grantee shall only be considered a Shareholder in respect of such Common Shares when such issuance has been entered upon the records of the duly authorized transfer agent of Palliser.

(g)	Effect of Certain Changes – In the event:

	(i)	of any change in the Common Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise;

	(ii)	that any rights are granted to Shareholders to purchase Common Shares at prices substantially below Market Value; or

	(iii)	that, as a result of any recapitalization, merger, consolidation or other transaction, the Common Shares are converted into or exchangeable for any other securities,

then, in any such case, the Committee may make such adjustments to the Plan, to any Unit Awards and to any Unit Award Agreements outstanding under the Plan as the Committee may, in its sole discretion, consider appropriate in the circumstances to prevent dilution or enlargement of the rights granted to Grantees hereunder.

7.          Withholding Taxes

On the exercise of a Unit Award or on the Expiry Date, Palliser shall have the right to require the Grantee to remit to Palliser an amount sufficient to satisfy any withholding or other tax requirements relating thereto. Such withholding tax obligation may also be accomplished, in whole or in part, by Palliser or a Palliser Entity, as the case may be, withholding from the Common Shares to be delivered such number of Common Shares or such amount as is necessary to satisfy the amount of the total withholding tax obligation, or in such other manner as Palliser may determine.

8.          Non-Transferability

Subject to Section 6(e)(ii), the right to receive Common Shares pursuant to a Unit Award granted to an Employee may only be exercised by such Employee personally. Except as otherwise provided in this Plan, no assignment, sale, transfer, pledge or charge of a Unit Award, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Unit Award whatsoever in any assignee or transferee and, immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such Unit Award shall terminate and be of no further force or effect.

9.          Merger and Sale, etc.

Except in the case of a transaction that is a Change of Control and to which Sections 6(b)(i)(2) apply, Palliser will not enter into any transaction or series of transactions whereby Palliser or all or substantially all of Palliser's undertaking, property or assets would become the property of any other trust, body corporate, partnership or other person (a "Successor") whether by way of takeover bid, acquisition, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless prior to or contemporaneously with the consummation of such transaction Palliser and the Successor execute such instruments and do such things as are necessary to establish that upon the consummation of such transaction the Successor will have assumed all the covenants and obligations of Palliser under this Plan and the Unit Award Agreements outstanding on consummation of such transaction in a manner that substantially preserves and does not impair the rights of the Grantees thereunder in any material respect (including the right to receive shares, securities or other property of the Successor in lieu of Common Shares upon the subsequent vesting of Unit Awards). Subject to compliance with this Section 9, any such Successor shall succeed to, and be substituted for, and may exercise every right and power of Palliser under this Plan and such Unit Award Agreements with the same effect as though the Successor had been named as Palliser herein and therein and thereafter, Palliser shall be relieved of all obligations and covenants under this Plan and such Unit Award Agreements and the obligation of Palliser to the Grantees in respect of the Unit Awards shall terminate and be at an end and the Grantees shall cease to have any further rights in respect thereof including, without limitation, any right to acquire Common Shares upon vesting of the Unit Awards.

10.        Amendment and Termination of Plan

This Plan and any Unit Awards granted pursuant to the Plan may be amended, modified or terminated by the Board without approval of Shareholders and subject to approval of the Exchange, if required. The Committee may vary the Vesting Dates and Expiry Dates under the Plan provided that the duration of any Unit Awards shall not exceed three (3) years from the end of the calendar year in which the grant was made. Notwithstanding the foregoing, the Plan may not be amended without disinterested Shareholder approval to: (a) make any amendment to the Plan to increase the number of Common Shares issuable on exercise of outstanding Unit Awards at any time pursuant to Section 5 hereof; (b) extend the term of any outstanding Unit Awards held by Insiders; (c) make any amendment to the Plan that would permit a Grantee to transfer or assign Unit Awards to a new beneficial holder other than in the case of death of the Grantee; (d) any amendment to increase the number of Common Shares that may be issued to Insiders above the restriction contained in Section 5 and 6(a); or (e) an amendment to amend this Section 10. In addition, no amendment to the Plan or Unit Awards granted pursuant to the Plan may be made without the consent of the Grantee, if it adversely alters or impairs any Unit Award previously granted to such Grantee under the Plan.

11.        Miscellaneous

(a)	Effect of Headings – The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

(b)

Compliance with Legal Requirements – Palliser shall not be obliged to issue any Common Shares if such issuance would violate any law or regulation or any rule of any government authority or stock exchange. Palliser, in its sole discretion, may postpone the issuance or delivery of Common Shares under any Unit Award as the Committee may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Shares in compliance with applicable laws, rules and regulations. Palliser shall not be required to qualify for resale pursuant to a prospectus or similar document any Common Shares awarded under the Plan, provided that, if required, Palliser shall notify the Exchange and any other appropriate regulatory bodies in Canada of the existence of the Plan and the granting of Unit Awards hereunder in accordance with any such requirements.

(c)

No Right to Continued Employment – Nothing in the Plan or in any Unit Award Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of Palliser or any Palliser Entities, to be entitled to any remuneration or benefits not set forth in the Plan or a Unit Award Agreement or to interfere with or limit in any way the right of Palliser or any Palliser Entity to terminate Grantee's employment or service arrangement with Palliser or any Palliser Entity.

(d)

Ceasing to be a Palliser Entity – Except as otherwise provided in this Plan, Unit Awards granted under this Plan shall not be affected by any change in the relationship between or ownership of Palliser and a Palliser Entity. For greater certainty, all Unit Awards remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, any corporation, partnership or trust ceases to be a Palliser Entity.

(e)	Expenses – All expenses in connection with the Plan shall be borne by Palliser.

12.        Governing Law

The Plan shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

13.        Effective Date

This Plan shall take effect on April 26, 2013 subject to the acceptance of the Plan by the TSXV and any other relevant regulatory authorities and approval of the Shareholders.

APPENDIX "C"

PALLISER OIL & GAS CORPORATION

MANDATE AND TERMS OF REFERENCE
OF THE BOARD OF DIRECTORS

The Board of Directors (the "Board") of Palliser Oil & Gas Corporation ("Palliser" or the "Corporation") is responsible for the stewardship of the Corporation. In discharging its responsibility, the Board will exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances and will act honestly and in good faith with a view to the best interests of the Corporation. In general terms, the Board will:

in consultation with the chief executive officer of the Corporation (the "CEO"), define the principal objective(s) of the Corporation;

supervise the management of the business and affairs of the Corporation with the goal of achieving the Corporation's principal objective(s) as defined by the Board;

discharge the duties imposed on the Board by applicable laws; and

for the purpose of carrying out the foregoing responsibilities, take all such actions as the Board deems necessary or appropriate.

Without limiting the generality of the foregoing, the Board will perform the following duties:

Strategic Direction, Operating, Capital and Financial Plans

4.	Require the CEO to present annually to the Board a longer range strategic plan and a shorter range business plan for the Corporation's business, which plans must:

(a)	be designed to achieve the Corporation's principal objectives,

(b)	identify the principal strategic and operational opportunities and risks of the Corporation's business, and

(c)	be approved by the Board as a pre-condition to the implementation of such plans;

5.	Approve the annual operating and capital plans.

6.

Monitor and review progress towards the achievement of the Corporation's goals established in the strategic, operating and capital plan and to revise and alter its direction through management in light of changing circumstances.

7.	Identify the principal risks of the Corporation's business and take all reasonable steps to ensure the implementation of the appropriate systems to manage these risks.

8.	Approve issuances of additional common shares or other securities to the public.

Management and Organization

9.	Appoint the CEO and determine the terms of the CEO's employment with the Corporation.

10.	In consultation with the CEO, develop a position description for the CEO.

11.	Evaluate the performance of the CEO at least annually.

12.	In consultation with the CEO, establish the limits of management's authority and responsibility in conducting the Corporation's business.

13.	In consultation with the CEO, consider appointment of the senior officers of the Corporation.

14.	Receive annually from the CEO the CEO's evaluation of the performance of each senior officer who reports to the CEO.

15.	In consultation with the CEO, develop a system under which succession to senior management positions will occur in a timely manner.

16.	Approve any proposed significant change in the management organization structure of the Corporation.

17.	Approve all retirement plans for officers and employees of the Corporation.

18.	In consultation with the CEO, establish a communications policy for the Corporation.

19.	Generally provide advice and guidance to management.

Finances and Controls

20.	Monitor the appropriateness of the Corporation's capital structure.

21.	Ensure that the financial performance of the Corporation is properly reported to Shareholders, other security holders and regulators on a timely and regular basis.

22.

In consultation with the CEO, establish the ethical standards to be observed by all officers and employees of the Corporation and use reasonable efforts to ensure that a process is in place to monitor compliance with those standards.

23.	Require that the CEO institute and monitor processes and systems designed to ensure compliance with applicable laws by the Corporation and its officers and employees.

24.	Require that the CEO institute, and maintain the integrity of, internal control and information systems, including maintenance of all required records and documentation.

25.	Review and approve credit facilities to be entered into by the Corporation.

26.	Review and approve material contracts to be entered into by the Corporation.

27.	Recommend to the Shareholders of the Corporation a firm of chartered accountants to be appointed as the Corporation's auditors.

28.

Take all necessary actions to gain reasonable assurance that all financial information made public by the Corporation (including the Corporation's annual and quarterly financial statements) is accurate and complete and represents fairly the Corporation's financial position and performance.

Governance

29.	In consultation with the Chairman of the Board, develop a position description for the Chairman of the Board.

30.	Facilitate the continuity, effectiveness and independence of the Board by, amongst other things:

(a)	selecting nominees for election to the Board,

(b)	appointing a Chairman of the Board who is not a member of management or if that person is a member of management, appointing a Lead Director;

(c)	appointing from amongst the independent directors an audit committee, a compensation committee, a reserves committee and such other committees of the Board as the Board deems appropriate,

(d)	defining the mandate of each committee of the Board,

(e)

ensuring that processes are in place and are utilized to assess the size of the Board, the effectiveness of the Chairman of the Board, the Lead Director (if any), the Board as a whole, each committee of the Board and each director,

(f)	review the orientation and education program for new members to the Board to ensure that it is adequate and effective; and

(g)	establishing a system to enable any director to engage an outside adviser at the expense of the Corporation; and

31.	review annually the adequacy and form of the compensation of directors.

Delegation

The Board may delegate its duties to and receive reports and recommendations from any committee of the Board.

Meetings

32.	The Board shall meet at least four times per year and/or as deemed appropriate by the Board or the Chairman of the Board.

33.	Minutes of meetings will be recorded and maintained.

34.	The CEO may be present at all meetings of the Board unless otherwise excused from all or part of any meeting by the Chairman or the Board.

35.

Vice-Presidents and such other staff as appropriate to provide information to the Board shall attend meetings at the invitation of the Chairman of the Board or the Board for the duration of the item with respect to which they are involved.

Review of Mandate

The Chairman of the Board, in consultation with the Board as a whole or in consultation with any appropriate committee of the Board, shall meet at least annually or more frequently, if required, with the Board or with any appropriate committee of the Board, to review and consider amendments to this Mandate.

Approved: August 7, 2008